UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DÉCOR PRODUCTS INTERNATIONAL, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Florida	2670	20-8565429
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Décor Products International, Inc.
No. 6 Economic Zone, Wushaliwu, Chang’an Town
Dongguan, Guangdong Province, China
Telephone No.:  0769-85533948
(Name, Address and Telephone Number
of Principal Executive Offices and Agent for Service)

Copies of communications to:

JPF Securities Law, LLC.
19720 Jetton Road
Suite 300
Cornelius, NC 28031
Telephone No.: (704) 897-8334
Facsimile No.: (704) 897-8349

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrants is a large accelerated filed, an accelerated filer, a non accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer          ☐
Accelerated Filer                     ☐
Non-Accelerated Filer            ☐ (Do not check if a smaller reporting company)
Smaller reporting Company   ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (1)(2)	5,285,000	$1.00	$5,285,000	$294.90
Total:	5,285,000	$1.00	$5,285,000	$294.90

(1) (2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457(o) under the Securities Act. No exchange or over the counter market exists for our common stock. The most recent price paid for our common stock in a private placement was $1.00.

Includes 2,745,000 shares of Common Stock underlying warrants to purchase the same at $1.00 per share.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED FEBRUARY __, 2010

PROSPECTUS

DÉCOR PRODUCTS INTERNATIONAL, INC.

5,285,000 Shares of Common Stock

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Please refer to “Selling Security holders” beginning on page 17.

Our common stock is presently traded on the OTC Bulletin Board under the symbol “DCRD.”.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $1.00 per share and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by us.

An investment in our Common Stock involves significant risks. Investors should not buy our Common Stock unless they can afford to lose their entire investment. See “ Risk Factors ” beginning on page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is February __, 2010

 PROSPECTUS SUMMARY

This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the “Risk Factors” section. Unless the context requires otherwise, “we,” “us,” “our”, “ and the “company” and similar terms refer to Décor Products International, Incorporated, while the term “Décor Products International, Inc.” refers to Décor Products International, Inc. ” in its corporate capacity.

Our Company

The Company was incorporated under the laws of the state of Florida on January 11, 2007 under the name Murals by Maurice, Inc. and specialized in mural painting.

On July 17, 2009, Décor Products International, Inc. (F/K/A Murals by Maurice, Inc.) a Florida corporation (including its successors and assigns, “DCRD” or “Registrant” or “Company”); Maurice Katz, a Director (now former) and beneficial owner (now former) of a majority of the outstanding shares of common stock of DCRD (“Maurice”); Wide Broad Group Ltd., a company organized and existing under the laws of the British Virgin Islands (including its successors and assigns “Wide Broad”), Man Kwai Ming, an individual and Smart Approach Investments Limited a British Virgin Islands corporation (each a “Wide Broad Shareholder”) and together with their successors and assigns (collectively the “Wide Broad Shareholders”), Dongguan CHDITN Printing Co., Ltd., a company organized and existing under the laws of the People’s Republic of China (“CHDITN”), and the shareholders of CHDITN (the “CHDITN Shareholders”) entered into a Plan of Exchange (“POE”).

A copy of the POE is attached hereto as Exhibit 10.1.

Pursuant to the POE, DCRD acquired one hundred percent (100%) of the issued and outstanding share capital of Wide Broad from the Wide Broad Shareholders in an exchange for a new issuance 20,000,000 shares of common stock of DCRD and the simultaneous retirement to treasury of 7,450,000 shares of common stock (the “Control Shares”) held in the name of Maurice Katz (our former President) in a transaction intended to qualify as a tax-free exchange pursuant to sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Also pursuant to the POE, DCRD affected a 1 for 4 reverse split of the Common Stock of DCRD. At the Closing of the POE, DCRD had 100% of the issued and outstanding shares of Wide Broad. As of the Closing date, DCRD issued to Wide Broad 20,000,000 new investment shares of Common Stock of DCRD and simultaneously retired to treasury, 7,450,000 shares of common stock held in the name of Maurice Katz (our former President), in exchange for 100% of the capital stock of Wide Broad.

DCRD and Wide Broad reorganized and Wide Broad became a wholly-owned subsidiary of DCRD. CHDITN is currently a wholly-owned subsidiary of Wide Broad and after the post share exchange, CHDITN became a wholly-owned indirect subsidiary of DCRD operating under the name “Dongguan CHDITN Printing Co., Ltd.” a corporation organized and existing under the laws of the People’s Republic of China.

Information about Wide Broad Group, Ltd and Dongguan CHDITN Printing Co., Ltd.

Wide Broad was incorporated in the British Virgin Islands as a limited liability company under the BVI Business Companies Act on September 28, 2006. They served as the parent company of Dongguan CHDTIN Printing Co., Ltd, which was established in 1998 and is located in Chang’an Town, Dongguan, Guangdong, between Shenzhen and Guangzhou in southern China. CHDITN is an enterprise specializing in the production and sales of high quality decor paper such as furniture decorative paper, wood-grain paper, and paperboard. CHDITN has taken a leadership position in introducing advanced microcomputer intaglio (gravure) printing production equipment to the market. CHDITN also conducts research and development in manufacturing 30g -120g PU paper, polyester paper, melamine paper, wear-proof paper, 3D wood grain paper, as well as different kinds of environmental friendly decorative papers.

About Us

Our principal executive offices are located at No. 6 Economic Zone, Wushaliwy, Chang’an Town, Dongguan, Guangdong Province, China and our telephone number is 0769-85533948

Our common stock is traded on the Over-The-Counter Bulletin Board under the symbol “DCRD.” The Over-The-Counter Bulletin Board is a quotation medium for subscribing members only. And only market makers can apply to quote securities on the Over-The-Counter Bulletin Board. Trading in the common stock in the over-the-counter market has been limited and sporadic and is not necessarily indicative of actual market conditions.

Our goal is to eventually list our stock on the NYSE AMEX or NASDAQ stock exchange.

The Offering

This prospectus relates to the sale of up to 5,285,000 shares of our common stock by the selling security holders, consisting of 7 shareholders.

We agreed to file a registration statement with the Commission in order to register the resale of common shares issued to the selling security holders pursuant to certain financing agreements that we have previously entered into.  Pursuant to the financing agreements which are discussed in detail in the Issuance of Unregistered Securities and Certain Relationships and Related Transactions sections below (attached hereto) our wholly owned subsidiary CHDITN Printing Co. Ltd. raised approximately $2,340,000 in the Peoples’ Republic of China and assisted us in restructuring approximately $565,000 of our existing debt through an intercompany loan of $990,000.  We were responsible for this debt pursuant to a written guaranty executed in July.  As incentive for lending money to our subsidiary CHDITN Printing Co. Ltd. and as incentive for restructuring our debt we issued 2,745,000 warrants to the selling security holders to purchase our Common Stock at $1.00 per share.

As of December 7, 2009 we had 20,598,304 shares of common stock outstanding. The number of shares registered under this prospectus would represent approximately 20.57% of the total common stock outstanding (please see selling security holder table for detailed information on this percentage). The number of shares ultimately offered for sale by the selling security holders is dependent on whether, and to what extent, such holders decide to sell their shares.

The common shares offered under this prospectus may not be sold by the selling security holders, except in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling security holders, the common shares they are offering to sell under this prospectus and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned “Selling Security Holders” and “Plan of Distribution.”

 SUMMARY FINANCIAL DATA

The following selected financial data is derived from the Company’s financial statements which have been audited by ZYCPA Company Limited, Certified Public Accountants, an independent registered public accounting firm, including the balance sheet at December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity and cash flows for the two years ended December 31, 2008 and December 31, 2007. The summary financial data as of December 31, 2008 is derived from our audited financial statements, which are included elsewhere in this prospectus. The audited condensed financial statements have been prepared on the same basis as our audited financial statements and include all adjustments, consisting of normal and recurring adjustments, that we consider necessary for a fair presentation of our financial position and operating results for the audited periods. The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Prospectus and the Financial Statements and notes thereto included in this Prospectus.

Financial Summary Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. It should be read in conjunction with the consolidated financial statements and related notes presented in this section.

Unaudited Financial Summary Information for the Nine Months Ended September 30, 2009 and 2008

Statements of Operations	For the nine months ended Sept. 30, 2009	For the nine months ended Sept. 30, 2008

Revenues	$17,116,465	$20,084,864
Cost of Sales	$9,494,871	$11,787,678
Gross profit	$7,621,594	$8,297,186
Operating expenses	$3,305,434	$1,165,336
Income from operations	$4,316,160	$7,131,850
Interest expense	$132,278	$237,622
Net Income	$2,737,448	$5,181,752

Balance Sheet	As of Sept. 30, 2009

Cash	$611,669
Total current assets	$14,682,400
Other assets	$12,277,741
Total Assets	$26,960,141
Current liabilities	$6,172,174
Long term liabilities	$283,788
Stockholders’ equity	$20,504,179
Total liabilities and stockholders’ equity	$26,960,141

Audited Financial Summary Information for the Years Ended December 31, 2008 and 2007

Statements of Operations	For the year ended December 31, 2008	For the year ended December 31, 2007

Revenues	$25,671,704	$25,470,858
Cost of Sales	$(15,112,332)	$(15,549,996)
Gross profit	$10,559,372	$9,920,862
Operating expenses	$1,543,903	$1,469,802
Income from operations	$9,015,469	$8,451,060
Interest expense	$(295,696)	$(59,451)
Net Income	$6,552,265	$5,690,797
Comprehensive Income	$7,823,758	$6,657,802

Balance Sheet	As of December 31, 2008

Cash	$268,698
Total current assets	$11,416,118
Other assets	$10,071,300
Total Assets	$21,487,418
Current liabilities	$3,092,930
Long term liabilities	$1,209,636
Stockholders’ equity (deficit)	$17,184,852
Total liabilities and stockholders’ equity (deficit)	$21,487,418

Risk Factors

An investment in our common stock being offered for resale by the selling shareholders is very risky. You should carefully consider the risk factors described below, together with all other information in this prospectus before making an investment decision. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

There is no liquid trading market for DCRD shares of common stock.

There has never been a liquid public trading market in DCRD common stock and no such liquid trading market is expected to develop in the immediate future. DCRD common stock is not a suitable investment for investors who require liquidity. There can be no assurance that a significant public market for DCRD will develop or be sustained. Thus, there is a risk that you may never be able to sell your shares.

Our common shares are thinly traded and, you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained.

Our common shares have historically been sporadically or "thinly-traded" on the “Over-the-Counter Bulletin Board”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” and lack of current revenues that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for our current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes, additions or departures of our key personnel, as well as other items discussed under this "Risk Factors" section, as well as elsewhere in this Registration Statement. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The application of the "penny stock" rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

DCRD does not intend to pay any dividend for the foreseeable future.

DCRD does not anticipate paying cash dividends in the foreseeable future. The future payment of dividends is directly dependent upon future earnings, financial requirements and other factors to be determined by DCRD’s board of directors. DCRD anticipates any earnings that may be generated from operations will be used to finance growth and that cash dividends will not be paid to shareholders.

DCRD may need to issue more stock, which could dilute your stock.

If DCRD does not have enough capital to meet future capital requirements, they may need to conduct additional capital-raising in order to continue operations. To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to shareholders and/or increased debt service commitments. Accordingly, if DCRD issues additional stock, it could reduce the value of your stock.

If DCRD loses the services of a number of key employees, their business could suffer.

Our success is highly dependent upon the continued services of Liu Rui Sheng, who is President, CEO and Chairman of our Board of Directors. We do have a written employment agreement with Mr. Liu until 2010 but the loss of his services would have a material adverse effect on DCRD and subsequently CHDITN business. There can be no assurances that DCRD would be able to replace this executive in the event his services become unavailable. DCRD does not have any key-man life insurance on any of their employees.

Changes In The Cost Or Availability Of Raw Materials, Energy And Transportation Could Affect Our Profitability.

We rely heavily on certain raw materials (paper, ink), energy sources (principally natural gas, coal and fuel oil) and third party companies that transport our goods. Our profitability has been, and will continue to be, affected by changes in the costs and availability of such raw materials, energy sources and transportation sources.

The Industries In Which We Operate Experience Both Economic Cyclicality And Changes In Consumer Preferences. Fluctuations In The Prices Of And The Demand For Our Products Could Materially Affect Our Financial Condition, Results Of Operations And Cash Flows.

Substantially all of our businesses have experienced, and are likely to continue to experience, cycles relating to industry capacity and general economic conditions. The length and magnitude of these cycles have varied over time and by product. In addition, changes in consumer preferences may increase or decrease the demand for our fiber-based products and non-fiber substitutes. Consequently, our operating cash flow is sensitive to changes in the pricing and demand for our products.

Competition In The Global Market Could Negatively Impact Our Financial Results.

We operate in a competitive international environment in all of our operating segments. Pricing or product strategies pursued by competitors could negatively impact our financial results. Increased competition from either domestic or foreign paper producers provides alternatives to the company's products. Increases in competitive production capacity, can result in sales declines from reduced shipment volume and/or lower net selling prices in order to maintain shipment volume.

Continued Adverse Developments In General Business And Economic Conditions Could Have An Adverse Effect On The Demand For Our Products And Our Financial Condition And Results Of Operation.

General economic conditions may adversely affect industrial non-durable goods production, consumer spending, commercial printing and advertising activity, and consumer confidence, all of which impact demand for our products. In addition, continued volatility in the capital and credit markets, which impacts interest rates, currency exchange rates and the availability of credit could have a material adverse effect on our business, financial condition and our results of operations.

Material Disruptions At One Of Our Manufacturing Facilities Could Negatively Impact Our Financial Results.

We operate our facilities in compliance with applicable rules and regulations and take measures to minimize the risks of disruption at our facilities. A material disruption at one of our manufacturing facilities could prevent us from meeting customer demand, reduce our sales and/or negatively impact our financial results. Any of our manufacturing facilities, or any of our machines within an otherwise operational facility, could cease operations unexpectedly due to a number of events, including:

*unscheduled maintenance outages;

*prolonged power failures;

*an equipment failure;

*a chemical spill or release;

*explosion of a boiler;

*the effect of a drought or reduced rainfall on its water supply;

*labor difficulties;

*disruptions in the transportation infrastructure, including roads, bridges, railroad tracks and tunnels;

*fires, floods, earthquakes, hurricanes or other catastrophes;

*terrorism or threats of terrorism;

*domestic and international laws and regulations applicable to our Company and our business partners, including joint venture partners, around the world; and

*other operational problems.

Any such downtime or facility damage could prevent us from meeting customer demand for our products and/or require us to make unplanned capital expenditures. If one of these machines or facilities were to incur significant downtime, our ability to meet our production targets and satisfy customer requirements could be impaired, resulting in lower sales and having a negative effect on our financial results.

We May Experience Pricing Variability

The polyurethane paper, paint paper, polyester paper, and melamine furniture surface paper industries historically have experienced significant fluctuations in selling prices. If we are unable to maintain the selling prices of products within these industries, that inability may have a material adverse effect on our results of operations and financial condition. We are not able to predict with certainty market conditions or the selling prices for our products.

We Have Been Dependent on Certain Customers

Our top ten customers account for 26.5% of sales. The loss of these customers could have a material adverse effect on sales and, depending on the significance of the loss, our results of operations, financial condition or cash flows.

DCRD may have difficulty managing potential growth.

DCRD could experience a period of significant expansion and they anticipate that further expansion will be required to address potential growth in customer base and market opportunities. Any expansion is expected to place a significant strain on management, operational and financial resources. At the present time, DCRD expects it will be required to increase the number of employees during the current fiscal year. To manage the expected growth of operations and personnel, DCRD will be required to improve existing and implement new transaction processing, operational and financial systems, procedures and controls, and to expand, train and manage the growing employee base. DCRD also will be required to expand finance, administrative and operations staff. Further, DCRD may be required to enter into relationships with various strategic partners necessary to business. There can be no assurance that the current and planned personnel systems, procedures and controls will be adequate to support the future operations, that management will be able to hire, train, retain, motivate and manage required personnel or that management will be able to identify, manage and exploit existing and potential strategic relationships and market opportunities. DCRD’s failure to manage growth effectively could have a material adverse effect on business, results of operations and financial condition.

If appropriate opportunities present themselves, DCRD intends to acquire technologies, services or products that they believe are strategic. The process of integrating an acquired technology, service or product may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of business. Moreover, there can be no assurance that the anticipated benefits of any acquisition will be realized.

Further, acquisitions of technologies, services or products could result in potentially the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect business, results of operations and financial condition. Any such future acquisitions of other businesses, technologies, services or products might require us to obtain additional equity or debt financing, which might not be available on terms favorable to DCRD, or at all, and such financing, if available, might be dilutive.

DCRD’s business plan is based, in part, on estimates and assumptions which may prove to be inaccurate and accordingly their business plan may not succeed.

The discussion of the business incorporates management’s current best estimate and analysis of the potential market, opportunities and difficulties that DCRD faces. There can be no assurances that the underlying assumptions accurately reflect opportunities and potential for success. Competitive and economic forces on marketing, distribution and pricing of products make forecasting of sales, revenues and costs extremely difficult and unpredictable.

Adverse changes in economic policies of the People’s Republic of China (“PRC”) government could have a material adverse effect on the overall economic growth of the PRC, which could reduce the demand for DCRD’s services and materially adversely affect its business.

All of DCRD’s assets are located in and all of its revenue is sourced from the PRC. Accordingly, DCRD’s business, financial condition, results of operations and prospects will be influenced to a significant degree by political, economic and social conditions in the PRC generally and by continued economic growth in the PRC as a whole.

The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth over the past decade, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on DCRD. For example, DCRD’s operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to it.

Declining economic conditions could negatively impact our business

Our operations are affected by local, national and worldwide economic conditions. Markets in the United States and elsewhere have been experiencing extreme volatility and disruption for more than 12 months, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets generally. The consequences of a potential or prolonged recession may include a lower level of economic activity and uncertainty regarding energy prices and the capital and commodity markets. While the ultimate outcome and impact of the current economic conditions cannot be predicted, a lower level of economic activity might result in a decline in energy consumption, which may adversely affect the price of oil, liquidity and future growth. Instability in the financial markets, as a result of recession or otherwise, also may affect the cost of capital and our ability to raise capital.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Because substantially all of our earnings and cash assets are denominated in RMB fluctuations in the exchange rate between the U.S. dollar and the RMB will affect the relative purchasing power of our monies, our balance sheet and our earnings per share in U.S. dollars. In addition, appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Risk Factors Regarding Our Subsidiary, Wide Broad Group Ltd.

If shareholders sought to sue Wide Broad or DCRD officers or directors, it may be difficult to obtain jurisdiction over the parties and access to the assets located in the PR C.

Because Wide Broad and DCRD’s officers and directors will reside outside of the United States, it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against such officers and directors by shareholders in the United States. It also is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the federal securities laws. Furthermore, because substantially all of Wide Broad and DCRD’s assets are located in the PRC, it would also be extremely difficult to access those assets to satisfy an award entered against then in U.S. court.

BVI companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against Décor’s judgments of courts in the United States based on certain liability provisions of U.S. securities law and to impose liabilities against it, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature.

Although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, the courts of the British Virgin Islands will recognize a foreign judgment as the basis for a claim at common law in the British Virgin Islands provided:

* the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

* the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

* in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

* recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

* the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

 FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will be able to keep up with industry techniques and standards, that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our President and Chief Executive Officer will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our manufacturers and/or suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the “Risk Factors” section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under “Risk Factors” in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “1933 Act”), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision.

 USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders.

If the warrants described in the Offering are exercised, then $2,745,000 in net proceeds will be generated. The net proceeds to us from the sale of the 2,745,000 shares offered hereby at a public offering price of $1.00 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $125,844.90 for legal, accounting, printing and other costs in conjunction with the offering.

The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of proceeds in the event actual proceeds are insufficient to accomplish the uses set forth.

Percent of Warrant Shares Offered if Warrant is Exercised	10%	25%	50%	75%	100%
Shares Sold	274,500	686,250	1,372,500	2,058,750	2,745,000
Gross Aggregate Proceeds From Offering	$274,500	$686,250	$1,372,500	$2,058,750	$2,745,000
Less Offering Expenses:
Legal Fees	$25,000	$25,000	$25,000	$25,000	$25,000
Transfer Agent Fees	$5,000	$5,000	$5,000	$5,000	$5,000
Blue Sky Fees	$350	$350	$350	$350	$350
Accounting Fees	$95,000	$95,000	$95,000	$95,000	$95,000
Printing & Shipping	$200	$200	$200	$200	$200
SEC registration Fees	$294.90	$294.90	$294.90	$294.90	$294.90
Total Offering Expenses	$125,844.90	$125,844.90	$125,844.90	$125,844.90	$125,844.90
Net Offering Proceeds	$148,655.10	$560,405.10	$1,246,655.10	$1,932,905.10	$2,619,155.10
Less Use of Net Offering Proceeds:
Sales and Marketing	$100,000.00	$200,000.00	$300,000.00	$400,000.00	$500,000.00
General working capital	$48,655.10	$360,405.10	$946,655.10	$1,532,905.10	$2,119,155.10
Total Use of Net Proceeds	$148,655.10	$560,405.10	$1,246,655.10	$1,932,905.10	$2,619,155.10

It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 2,745,000 warrants offered will be executed. If we raise only 10% of the offering, or none, we intend to carry out our plan of operations.

      Any funds not used for the purposes indicated will be used for general working capital. General working capital includes telephone, long distance, postage, office supplies and other miscellaneous expenses.

      There is no minimum amount that must be sold in this offering.  There is no maximum amount that must be purchased by each investor.

DETERMINATION OF OFFERING PRICE

The Selling Security Holders will sell their shares at $1.00 per share and thereafter at prevailing market prices. The offering price of $1.00 per share was determined based on our current stock price and a substantial discount to market due to illiquidity and resale restrictions.  The price bears little relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining this price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

DILUTION

Our net tangible book value as of the nine months ending September 30, 2009 was $0.995 per share of common stock. Net tangible book deficit is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. As of December 7, 2009, we had a total of 20,598,304 shares of common stock outstanding.  Once this offering is complete and assuming all of the selling shareholders exercise their rights of conversion pursuant to the financing agreements, we will have 25,683,304 shares of Common Stock issued and outstanding and a net tangible book value of $0.798 per share.

SELLING SECURITY HOLDERS

The following table presents information regarding the selling security holders. Unless otherwise stated below, to our knowledge no selling security holder nor any affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. None of the selling security holders are members of the Financial Industry Regulatory Authority. The selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933. The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations.

For purposes of calculating the percentage of shares owned after the offering, we assumed the sale of all common shares offered under this prospectus. However, the selling security holders are under no obligation to sell all or any portion of the common shares offered for sale under this prospectus. Accordingly, no estimate can be given as to the amount or percentage of our common shares that will ultimately be held by the selling security holders upon termination of sales pursuant to this prospectus. The percentage of outstanding shares is based on 20,598,304 shares of common stock outstanding as of December 7, 2009.

Name of selling stockholder	Shares of common Stock owned prior to offering	Shares of Common Stock to be issued pursuant to debt conversion	Warrants	% of Common Stock owned prior to offering (1)	% of Common Stock owned once all stock is issued(2)	Shares of common stock to be sold	Shares of common Stock owned After offering	Percentage of Shares Owned Upon Completion
(1) Zhang, Zijian	200,000	0	0.971%		.779%	200,000	0	0%
(2) Zhuang, Jinghua	0	340,000	340,000	0%	2.65%	680,000	0	0%
(3) Shi, Quanling	0	2,000,000	2,000,000	0%	15.57%	4,000,000	0	0%
(4) Precursor Management, Inc.	522,752	0	140,000	2.54%	2.58%	140,000	522,752	2.04%
(5) Greentree Financial Group, Inc.	509,025	0	140,000	2.47%	2.53%	140,000	509,025	1.98%
(6) Maurice Katz	137,500	0	85,000.667%		.866%	85,000	137,500.535%
(7) Linear Capital Group, Inc.	567,500	0	40,000	2.76%	2.37%	40,000	567,500	2.21%

Totals [1][2]	1,936,777	2,340,000	2,745,000	9.41%	27.34%	5,285,000	1,736,777	6.76%

[1]
Applicable percentage of ownership is based on 20,598,304 shares outstanding as of December 7, 2009, which includes the 200,000 shares of Zhang, Zijian but does not included the 680,000 shares for Zhuang, Jinghua, the 4,000,000 shares for Shi, Quanling, or the 405,000 shares for Precursor Management, Inc. These shares, totaling 5,085,000 have not been issued yet.

[2]
Applicable percentage of ownership is based on 25,683,304 shares outstanding once the underlying debt and warrants owed to Zhuang, Jinghua and Shi, Quanling have been issued (20,598,304 as of December 7, 2009 plus 5,085,000 of the amount of shares to be registered that have not been issued yet). The underlying debt and warrants owed to Zhuang, Jinghua and Shi, Quanling are outlined in and attached as Exhibits 10.2 and 10.3. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities.  Note that affiliates are subject to Rule 144 and Insider trading regulations – percentage computation is for form purposes only.

PLAN OF DISTRIBUTION

Sales By Selling Security Holders

The Décor Products International, Inc. Selling Security Holders are offering to sell 5,285,000 shares of our common stock. All Selling Security Holders will sell their shares at $1.00 per share until such time as a market develops for our common stock, if ever. Then the shareholders shall be permitted to sell at the then prevailing market price. We will not receive any proceeds from the sale of the shares by the Décor Products International, Inc. Selling Security Holders. The securities offered by this prospectus may be sold by the Décor Products International, Inc. Selling Security Holders, but not by us.  We are not aware of any underwriting arrangements that have been entered into by the Selling Security Holders. The distribution of the securities by the Décor Products International, Inc. Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

Any of the Décor Products International, Inc. Selling Security Holders, acting alone or in concert with one another, may be considered underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on our behalf.  For instance, an illegal distribution may occur if any of the Décor Products International, Inc. Selling Security Holders provide us with cash proceeds from their sales of the securities.  If any of the Décor Products International, Inc. Selling Security Holders determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

In addition, the Décor Products International, Inc. Selling Security Holders and any brokers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

The Décor Products International, Inc. Selling Security Holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Décor Products International, Inc. Selling Security Holders, the pledgee in such loan transaction would have the same rights of sale as the Décor Products International, Inc.  Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. The Décor Products International, Inc. Selling Security Holders also may enter into exchange trading of listed option transactions that require the delivery of the securities listed under this prospectus.  The Décor Products International, Inc. Selling Security Holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. If a post-effective amendment is not filed with the Securities and Exchange Commission by the Company, 'pledgees' and 'transferees' of a Selling Security Holder would not have rights to resell under this prospectus.

In addition to, and without limiting, the foregoing, each of the Décor Products International, Inc. Selling Security Holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities and Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Décor Products International, Inc. Selling Security Holders or any such other person.  Specifically, Regulation M prohibits an issuer, the Décor Products International, Inc. Selling Security Holders or affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period. The restrictive period for our securities being registered begins on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person’s completion of participation in the distribution.  Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act of 1933 that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods.  Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.

There can be no assurances that the Décor Products International, Inc. Selling Security Holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities and Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the Décor Products International, Inc. Selling Security Holders, we will pay all the fees and expenses incident to the registration of the securities, other than the Décor Products International, Inc.  Selling Security Holders' pro rata share of underwriting discounts and commissions, if any, which are to be paid by the Décor Products International, Inc. Selling Security Holders.

DESCRIPTION OF CAPITAL STOCK

General

Our company is authorized to issue 100,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value. As of December 7, 2009 we had 20,598,304 shares of common stock issued and outstanding, of which 695,268 shares were freely tradable. No preferred shares have been issued.

We had 76 shareholders of record as of December 7, 2009.

Common Stock

The holders of common stock are entitled to one vote per share for the election of directors and on all other matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding securities, the holders of common stock are entitled to receive, when and if declared by the board of directors, out of funds legally available for such purpose, any dividends on a pro rata basis. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Limitation of Liability: Indemnification

Pursuant to Section 145 of the General Corporation Law of the State of Florida, the Company will indemnify to the fullest extent permitted by, and in the manner permissible under law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was director, officer, employee or agent of the corporation, or is or was serving at our request as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement. It also covers costs. The Company may pay advancements towards these expenses.. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Company does not specifically provide indemnification of its officers, directors, employees and other agents within the By Laws and Articles of Incorporation.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of Company pursuant to the foregoing, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements for the year ended December 31, 2008 and 2007, contained in this prospectus have been audited by ZYCPA Company Limited, Certified Public Accountants, registered independent certified public accounting firm, to the extent set forth in their report, and are set forth in this prospectus in reliance upon such report given upon their authority as experts in auditing and accounting. ZYCPA Company Limited, Certified Public Accountants does not own any interest in us.

JPF Securities Law, LLC passed upon the validity of the issuance of the common shares to be sold by the selling security holders under this prospectus. JPF Securities Law, LLC does not own any interest in us but Jared Febbroriello, the principal and majority owner of JPF Securities Law, LLC does own 29,875 shares of our Common Stock equal to 0.1% of our issued and outstanding shares.

DESCRIPTION OF BUSINESS

History

Décor Products International, Inc. was incorporated in the state of Florida under the name Murals by Maurice, Inc. on January 11, 2007.

On July 17, 2009, Décor Products International, Inc. (F/K/A Murals by Maurice, Inc.) a Florida corporation (including its successors and assigns, “DCRD” or “Registrant” or “Company”); Maurice Katz, a Director (now former) and beneficial owner (now former) of a majority of the outstanding shares of common stock of DCRD (“Maurice”); Wide Broad Group Ltd., a company organized and existing under the laws of the British Virgin Islands (including its successors and assigns “Wide Broad”), Man Kwai Ming, an individual and Smart Approach Investments Limited a British Virgin Islands corporation (each a “Wide Broad Shareholder”) and together with their successors and assigns, collectively the “Wide Broad Shareholders”), Dongguan CHDITN Printing Co., Ltd., a company organized and existing under the laws of the People’s Republic of China (“CHDITN”), and the shareholders of CHDITN (the “CHDITN Shareholders”) entered into a Plan of Exchange (“POE”).

Pursuant to the POE, DCRD acquired one hundred percent (100%) of all of the issued and outstanding share capital of Wide Broad from the Wide Broad Shareholders in an exchange for a new issuance 20,000,000 shares of common stock of DCRD and the simultaneous retirement to treasury of 7,450,000 shares of common stock (the “Control Shares”) held in the name of Maurice Katz. DCRD and Wide Broad reorganized, such that DCRD acquired 100% the capital stock of Wide Broad, and Wide Broad became a wholly-owned subsidiary of DCRD. CHDITN is currently a wholly-owned subsidiary of Wide Broad and after the post share exchange, CHDITN became a wholly-owned indirect subsidiary of DCRD operating under the name “Dongguan CHDITN Printing Co., Ltd.” a corporation organized and existing under the laws of the People’s Republic of China.

We are now located in Chang’an Town, Dongguan, Guangdong, between Shenzhen and Guangzhou in southern China. We are an enterprise specializing in the production and sale of high quality decor paper such as furniture decorative paper, wood-grain paper, and paperboard. We have taken a leadership position in introducing advanced microcomputer intaglio (gravure) printing production equipment to the market. We also conduct research and development in manufacturing 30g -120g PU paper, polyester paper, melamine paper, wear-proof paper, 3D wood grain paper, as well as different kinds of environmental friendly decorative papers.

Products and Services

Decor, or decoration, paper is a specialty paper used to finish the surface of wood materials. Wood-grain decor paper, used in the manufacture of furniture and laminated flooring, is one of the fastest growing grades of paper in the world. The production of decor paper requires very specific technological know-how.

Decorative base paper is used to furnish the surface of interior decorative materials, such as laminated board, which has wide application in interior decoration of buildings, transportation vehicles, processed products such as fortified wooden floorboard, furniture and composite office wares as well as interior decoration of hotels, home and workplace. Decorative base paper includes melamine, polyester, PU (Polyurethane), finish foil, painting paper, etc.

Decor paper is highly affected by furniture and fortified wooden floorboard industries. The architectural decorative material industry has grown quickly fast in recent years because of prosperity in real estate markets all over the world.

We now have 2 production lines with a one year production capacity of 96 million meters. We conduct research and development in manufacturing 30g -120g PU paper, polyester paper, melamine paper, wear-proof paper, 3D wood grain paper, as well as different kinds of environmentally friendly decorative papers.

 PU (PolyUrethane) Paper

• Produced by superficial PU printing using original paper.
• Width is 1.27 meters; each packaged roll has a volume between 1250 and 2500 meters; specification is 30g-60g.
• Product characteristics:

o	The wood patterned paper surface passes through special handling; the surface is durable, pliable but hard to break, doesn’t degrade easily, and is environmental friendly.
o	Suitable for adhering to particleboard, medium density fiberboard (MDF), high density fiberboard (HDF), cardboard, plywood, and furniture.

Paint Paper

• Width is 1.27 meters; the specification is 30g-60g.
• Product characteristics:

o	Pre-soaked paint paper is a form of high anti-avulsion decorating paper which has high flexibility after soaking, and is easily adhered to surfaces.
o	Suitable for particleboard, MDF and HDF, cardboard, plywood, and curved surfaces

Polyester Paper

• Width 1.27 meters, specification is 30g; each packaged roll is generally between 1250 meters and 2500 meters
• Product characteristics:

o	Easily adheres to most wooden surfaces, thus is one of the furniture industry’s most commonly used covering materials.

Melamine Furniture Surface Paper

• Suitable for post-soaking, paste-pressed melamine board and reinforced floor board surfaces.
• The common paper thickness is 60-80g/meter.
• Product characteristics:

o	Compared to polyester paper, melamine paper is more resistant to wear, heat, fire or smoke, and easier to clean. Melamine paper is fungus and mould proof and anti-static.
o
Excellent texture and clear color has met the national standards of Europe and America. The design is diverse, environmentally friendly, and cost effective. Conforms to the current environmental protection trends.

Distribution Methods of the Products or Services

We face to face directly sell to our customers (furniture factory or decor board factory). We also use the distributors for selling products.

Source and Availability of Raw Materials

The imported raw materials are purchased from national supply agents. Suppliers will directly transport the materials to out factory on time. We have regular and long term supply partners which allows for the stability of our supplies.

Patents, Trademarks, Royalties, Etc.

The Company has its own registered trademark, attached as Exhibit 10.4. and is currently in the process of applying for a U.S. trademark for Décor Products International, Inc.  The company has received a temporary approval while the application is being reviewed by the United States Patent and Trademark Office.

Government Approvals

- The Company obtained an Industrial and Commercial Business License and tax registration certificates
- The Company obtained a printing operation license
- The Company's products have passed all relevant inspection and quarantine

Existing or Probable Governmental Regulations

The Company’s complies with all relevant government regulations. The Company is familiar with the relevant government regulations, laws, and industrial policies. The Company minimizes the cost of abiding by the government regulations by being well versed in the policies and laws.

Dependence on One or A Few Customers

For current production, the number of decor paper customers is about 139, with total sales revenues RMB 117 million. CHDITN has adopted a sales and marketing strategy of not relying on a few major customers. CHDITN tries to maintain a constant number of customers which will utilize 80-100% capacity of the current decor paper production lines. The following table depicts the top ten customers and the amount of sales that customer accounts for the nine months ended September 30, 2009:

Ranking	Customer	Profit margin (%)	% of total sales
1	Guangzhou Panyu District Hengguang Material Factory	49.10%	3.70%
2	Shenzhen Jiajingyali Wood Product Co., Ltd.	45.90%	3.50%
3	Shenzhen Liuxing Industrial Co., Ltd	44.90%	2.70%
4	Chengdu Lianlida Furniture Accessories Co., Ltd	42.50%	2.70%
5	Guangzhou Huadu District Wangfa Furniture Factory	45.80%	2.60%
6	Chengdu Shuanghu Industrial Co., Ltd.	37.70%	2.40%
7	Sichuan Jiazhidu Furniture Co., Ltd	42.60%	2.40%
8	Shenzhen Baoan District Honghe Wood Factory	43.40%	2.30%
9	Guangzhou Zengcheng District Yueyunyangguang Stickers Factory	46.50%	2.10%
10	Guangdong Guangsheng Decorative Material Co., Ltd	40.50%	2.00%
Total			26.5%

Number of Employees

We currently have 103 employees.

Strategy and Implementation Summary

We plan to refine our range of business, from decorative paper supplier to only focusing on decorative board, such as our melamine production business, so as to gain a competitive advantage in the market place. This new service we hope will help to increase our market share in the entire industry. We believe that demand for decorative paper as surface materials is expected to decrease in the future and melamine as surface materials has a brighter future and its demand will increase. Melamine board holds approximately 50% of the market share in the kitchen furniture industry because it can be cleaned easily as determined by our internal research department.

Future product development strategy

•	Add three new production lines with the capacity to produce 180 million meters of decor paper and up to 35 laminating lines to enable the Company to offer pre-laminated wood panels to its customers;
•	Research demand trends in international furniture and decoration;
•	Conduct new material and new technology studies;
•	Develop products that conform to market demand; and
•	Become the industry leader.

Expansion Plans

* We are about to commence major expansion at our plant in Chang’an Town, covering decor paper, decorative board production, R&D and some other fields.

* The existing plant occupies 60,000 square feet of land. We have 100,000 square feet of vacant leased land adjacent to the existing plant.

* The centerpiece of our expansion will be 3 new state-of-the-art water-based ink printing lines. The annual capacity of each line is 60 million meters. The use of water-based inks will significantly lower ink costs. Solvent-based inks currently represent 50% of our total manufacturing costs.

* In addition to the new printing lines, we have identified a new market for pre-laminated wooden panels for a number of our clients, particularly, breakdown furniture manufacturers. We will install several laminated board and pressing machines. The wooden panels, primarily medium density fiberboard (MDF)  and high density fiberboard (HDF), will be purchased domestically.

We expect to execute our expansion plans in the coming 4 years and believe the “package” service will help to increase our market share of the global industry. During the years from 2009 to 2010, we expect to own 1 more decor paper production line and 3 new decorative board production lines. During the years from 2009 to 2012, we expect to own 3 more decor paper production lines with annual production capacity 30 million meters and 6 new decorative board production lines.

Competition

We compete with several other Chinese decor paper manufacturers, as well as European manufacturers. Major decorative paper manufacturers mainly dominate in German, as well as Spain, and Japan. The decorative base paper industry in the PRC is still in its infant development stage and with low concentration. Over one hundred companies engage in this industry now. Most of them are small scale with low output. Decorative paper manufacturing bases mainly distribute in areas such as JiangSu, ZheJiang, HeBei, TianJin, ShanDong , ShangHai and GuangDong province.

Our major domestic competitors include: Wanli Industrial (Melamine paper: 7.59 million pieces in 2007; Decor paper: 6726 tones in 2007), Beijing Jingnan Decorative Materials Plant (10 production lines; Decor paper: 5000 tones; Decorative board: 400,000 pieces), Hebei Hengyuan Industrial (Decor paper: 6 production lines with annual 3000 tones; Soakage paper: 8 production lines with 15 million pieces.), The Interprint Group, China (4 production lines, Decor paper: yearly 3500 tones). We have a distinct advantage over these manufacturers in that they are all located in Zhejiang Province in Eastern China (near Shanghai). The Zhejiang Province is a large producer of furniture, the second largest in China, however, well behind Guangzhou and Shenzhen – two of our key markets in southern China.

We also have competition from a number of integrated paper companies such as Shandong Lunan Paper which produces decor paper on smaller paper machines. We have a freight cost advantage, as well as newer technology when compared to Shandong Lunan Paper.

We also compete with European decor paper producers such as Schattdecor and Arjowiggins, However, we fortunately have a significant freight cost advantage, as well as lower labor costs compared to Schattdecor and Arjowiggins.

Competitive Advantages

• Nine years of decor paper manufacturing history

• Very profitable business – after tax margins 20%

• Experienced, proven, and motivated management

• Sales force located in the major furniture producing regions

• State-of-the-art technology and high quality control

• Geographic advantage – freight cost advantage

Market and Strategy

Apart from China’s dominant position as the Number 1 furniture exporter in the world, the rapid growth in disposable income in China has created a huge domestic market. China has become a major consumer of furniture and other household furnishings, which, in turn, has created a high demand for decor paper used in furniture and laminate flooring manufacture.

In 1997, China had a 3.2% market share in the global decor paper market; by 2010, we believe that China will have a 25% market share, according to the report in “The first peak of National decor paper industry seminar in 2005. With a current capacity of 96 million meters of decor paper capacity, we are one of the largest high-class decor paper manufacturers in China with an estimated 7% market share.

Intellectual Property

The Company is currently processing a registered trademark within the United States for Décor Products International, Inc. ™. This trademark serial number is 77833022 and was initially filed with the United States Patent and Trademark Office on September 23, 2009. The Company does have a registered trademark named "CHDITN” in China. The trademark is classified as No. 16 according to the International Classification of Goods. The time of validity for the trademark is from October 7, 2004 to October 7, 2014 with unlimited renewals. The trademark was issued by the Trademark Office under the State Administration for Industry and Commerce, PRC. The trademark documentation is attached as exhibit 10.4.

Regulation

There is no specific law and regulation governing the industry in which CHDITN performs in.

DESCRIPTION OF PROPERTY

Presently, we lease a plant that is 60,000 square feet. We also lease 100,000 square feet of vacant land adjacent to our plant for future expansion. Our plant is located at Chang’an Town, Dongguan, Guangdong, between Shenzhen and Guangzhou in southern China. The lease agreement and the lease renewal agreement for this plant is attached hereto as Exhibit 10.5.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and none is contemplated or threatened.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded the Over-The-Counter Bulletin Board under the symbol “DCRD.” The Over-The-Counter Bulletin Board is a quotation medium for subscribing members only. And only market makers can apply to quote securities on the Over-The-Counter Bulletin Board. Trading in the common stock in the over-the-counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions. Further, these prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions. The following tables set forth the high and low sale prices for our common stock as reported on the Electronic Bulletin Board for the periods indicated.

Period	High	Low
Quarter Ended December 31, 2008*	$.20	$.125
Quarter Ended March 31, 2009	$.51	$.20
Quarter Ended June 30, 2009	$.65	$.51
Quarter Ended September 30, 2009**	$2.60	$1.50
Interim period February 1, 2010	$2.50	$1.50
*Our stock commenced trading on October 15, 2008
**Our stock effected a 1 for 4 Reverse Split on July 24, 2009

A shareholder in all likelihood will not be able to resell their securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Holders

As of December 7, 2009 there were 76 holders of record of our common stock.

Dividends

Holders of record of shares of common stock are entitled to receive dividends when and if declared by the board of directors out of funds of the company legally available thereof.

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

Dividend Policy

All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained to develop our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account’s value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of Selling Security Holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with concomitant adverse affects on the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Equity Compensation Plan and Stock Option Plan Information

The Company, at the current time, has no stock option plan or any equity compensation plans

 MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis contains various “forward looking statements” regarding future events or the future financial performance of the Company that involve risks and uncertainties. Certain statements included in this S-1, including, without limitation, statements related to anticipated cash flow sources and uses, and words including but not limited to “anticipates”, “believes”, “plans”, “expects”, “future” and similar statements or expressions, identify forward looking statements. Any forward-looking statements herein are subject to certain risks and uncertainties in the Company’s business, including but not limited to, reliance on key customers and competition in its markets, market demand, product performance, technological developments, maintenance of relationships with key suppliers, difficulties of hiring or retaining key personnel and any changes in current accounting rules, all of which may be beyond the control of the Company. Management will elect additional changes to revenue recognition to comply with the most conservative recognition on a forward going accrual basis as the model is replicated with other similar markets (i.e. SBDC). The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth therein.

Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with the financial statements included herein.

RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

	For the three months ended September 30,		For the nine months ended September 30,
	2009	2008	2009	2008
Sales:	$7,442,839	$6,959,832	$17,116,465	$20,084,864
Cost of Goods Sold:	$4,280,341	$4,378,179	$9,494,871	$11,787,678
Operating Expenses:	$923,247	$357,812	$3,305,434	$1,165,336
Income from Operations:	$2,239,251	$2,223,841	$4,316,160	$7,131,850
Interest Expenses:	$42,956	$82,174	$132,278	$237,622
Income Taxes:	$669,142	$521,751	$1,450,737	$1,715,031
Net Income:	$1,527,537	$1,620,456	$2,737,448	$5,181,752
Other Comprehensive Income:	$29,712	$49,837	$62,783	$1,274,540
Total Comprehensive Income:	$1,557,249	$1,670,293	$2,800,231	$6,456,292

 Revenues

We had revenues of $7,442,839 and $17,116,465 for the three and nine months ended September 30, 2009, respectively, compared to the revenues of $6,959,832 and $20,084,864 for the same periods ended September 30, 2008, respectively. The sales revenues were due primarily to the sales of our décor paper. The revenues increased in the third quarter of 2009 by $483,007 compared to the same period in 2008 was due primarily to the recovery from global financial crisis, which had impact on our revenues significantly in 2008.

However, our total revenues during the nine months ended September 30, 2009 decreased by $2,968,399 compared to the same period ended September 30, 2008, which was due primarily to economic downturn as a result of the global financial crisis during the second half of 2008 which had a negative impact on our sales during the first and second quarters of 2009. Even though sales increased during the third quarter of 2009, the increase still failed to cover the decrease in sales in the first and second quarter of 2009.

After the new production line for laminated board is fully starting September 2009, we expect that our sale revenues will grow steadily from 2010 due to our core production switching from the decor paper to laminated board, which is considerably more profitable.

Cost of Revenue

Cost of revenue primarily includes cost of supplies to manufacture our décor paper. We had $4,280,341 and $4,378,179 in cost of sales, or 57.51% and 62.91% of sales revenues, during the three months ended September 30, 2009 and 2008, respectively. The cost of revenue as a percentage of revenue decreased due to the more efficient use of supplies.

During the nine months ended September 30, 2009 and 2008, we had $9,494,871 and $11,787,678 in cost of sales, or 55.47% and 58.69% of sales revenues, respectively. The cost of revenue as a percentage of revenue decreased due to the more efficient use of supplies.

Expenses

We had operating expenses of $923,247 and $3,305,434 for the three and nine months ended September 30, 2009, respectively, compared to the operating expenses of $357,812 and $1,165,336 for the same periods ended September 30, 2008, respectively. The significant increase in operating expenses during the nine months ended September 30, 2009 was due primarily to the professional and consulting fee of $1,266,555 incurred in connection with the services rendered for the plan of exchange transaction. In addition, we had non-cash consulting expenses of $339,096 during the third quarter of 2009 as a result of 400,000 warrants (the “Warrants”) granted to an investor relations firm. The Warrants are irrecoverable, non-cancelable and have an exercise price of $1.40 per share, with piggy back registration rights, expire on September 1, 2010, the cost of which was valued by using the Black-Scholes Option Pricing Model according to ASC 718.

Income Taxes

We had income taxes of $669,142 and $1,450,737 for the three and nine months ended September 30, 2009, respectively, compared to the income taxes of $521,751 and $1,715,031 for the same periods ended September 30, 2008, respectively.

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. We have subsidiaries that operate in various countries: United States, BVI and the PRC that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Florida and is subject to the tax laws of the United States of America.

British Virgin Islands

Under the current BVI law, Wide Broad is not subject to tax on its income or profits. For the period ended September 30, 2009, Wide Broad suffered from an operating loss of $1,290,520 while generating an operating income of $23,800 for the period ended September 30, 2008.  The losses were the result of costs related to the exchange transaction between Wide Broad and the Issuer.

The PRC

On March 16, 2007, the National People’s Congress approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”). The new CIT Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested. Starting from January 1, 2008, CHDITN is entirely subject to the unified income tax rate of 25% on the taxable income under the New CIT Law.

Net Income

We had net income of $1,527,537 and $2,737,448 for the three and nine months ended September 30, 2009, respectively, compared to the net income of $1,620,456 and $5,181,752 for the same periods ended September 30, 2008, respectively. The net income in these periods was due primarily to sales of our décor paper. Our net income is a function of revenues, cost of sales and other expenses as described above.

The net income decreased in the third quarter of 2009 by $92,919 compared to the same period in 2008 was due primarily to the increase in sale revenue offset by the non-cash consulting expenses of $339,096 incurred during the third quarter of 2009 as a result of 400,000 warrants (the “Warrants”) granted to an investor relationships firm. The Warrants are irrecoverable, non-cancelable and have an exercise price of $1.4 per share, with piggy back registration rights, expire on September 1, 2010, the cost of which was valued by using the Black-Scholes Option Pricing Model according to ASC 718.

Our total net income during the nine months ended September 30, 2009 decreased by $2,444,304 compared to the same period ended September 30, 2008, which was due primarily to the decrease in sales revenues by $2,968,399 and the increase in operating expenses by $2,140,098.

Impact of Inflation

We believe that inflation has had a negligible effect on operations. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources

Cash flows provided by operating activities were $1,948,811 and $4,325,124 for the nine months ended September 30, 2009 and 2008, respectively. Positive cash flows from operations for the nine months ended September 30, 2009 were due primarily to the net income of $2,737,448, the increase in accounts payables by $204,857, the increase in accrued liabilities and other payables by $212,022, plus the increase in promissory notes payable by 705,000, partially offset by the increases in accounts receivable by $2,430,154. Positive cash flows from operations for the nine months ended September 30, 2008 were due primarily to the net income of $5,181,752 and the collection in accounts receivable by $462,970, partially offset by the increase in inventory by $462,721, and the decrease in accounts payable by $821,376.

Cash flows used in investing activities were $2,649,189 and $5,054,670 for the nine months ended September 30, 2009 and 2008, respectively. The cash flows used in investments for both periods were due primarily to the payments to construction in progress, which were $2,649,189 and $4,838,502 for the nine months ended September 30, 2009 and 2008, respectively.

Cash flows provided by financing activities were $1,041,562 and $303,628 for the nine months ended September 30, 2009 and 2008, respectively. Positive cash flows from financing activities during the nine months ended September 30, 2009 were due primarily to proceeds from net private placement of $180,000, a loan from a related party in the amount of $1,349,528 and a bank loan in the amount of $774,570, offset by the payments on bank loan of $1,262,536. Positive cash flows from financing activities during the nine months ended September 30, 2008 were due primarily to a bank loan in the amount of $2,153,208, offset by the payments on bank loan of $1,137,665, plus the repayments to the loan from a related party in the amount of $711,915.

We project that we will need additional capital to fund operations over the next 6 months. We anticipate we will need an additional $2,000,000 per year in 2010 and 2011.

Overall, we have funded our cash needs from inception through September 30, 2009 with a series of debt and equity transactions, primarily with related parties. If we are unable to receive additional cash from our related parties, we may need to rely on financing from outside sources through debt or equity transactions. Our related parties are under no legal obligation to provide us with capital infusions. Failure to obtain such financing could have a material adverse effect on operations and financial condition.

We had cash of $611,669 on hand as of September 30, 2009. Currently, we have enough cash to fund our operations for about six months. This is based on our current cash flows from operating activities and financing activities, our positive working capital and projected revenues. However, if the projected revenues fall short of needed capital we may not be able to sustain our capital needs. We will then need to obtain additional capital through equity or debt financing to sustain operations for an additional year. Our current level of operations would require capital of approximately $2,000,000 per year starting in 2010. Modifications to our business plans may require additional capital for us to operate. For example, if we are unable to raise additional capital in the future we may need to curtail our number of product offers or limit our marketing efforts to the most profitable geographical areas. This may result in lower revenues and market share for us. In addition, there can be no assurance that additional capital will be available to us when needed or available on terms favorable to us.

On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, additional infusions of capital and debt financing. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected. Additionally, we will have to significantly modify our business plan.

Demand for the products and services will be dependent on, among other things, market acceptance of our products, décor paper market and laminated board market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenues from the sales of our products, our business operations may be adversely affected by our competitors and prolonged recession periods.

Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We are specializing in the production and sales of high quality decor paper such as furniture decorative paper, wood-grain paper, and paperboard. We plan to strengthen our position in these markets. We also plan to expand our operations through aggressively marketing our products and our concept.

RESULTS OF OPERATIONS - YEAR ENDED DECEMBER 31, 2008 and DECEMBER 31, 2007 (AUDITED)

Revenues (for the years ended December 31, 2008 and 2007).

Net revenues were $25,671,704 and $25,470,858 for the years ended December 31, 2008 and 2007, respectively. The sales revenues were due primarily to the sales of our décor paper. The increase in revenues was due to our expanding business and our marketing strategy.

Cost of Revenue (for the years ended December 31, 2008 and 2007).

Cost of revenue primarily includes cost of supplies to manufacture our décor paper. During the year ended December 31, 2008, we had cost of revenues of $15,112,332, or approximately 58.89% of revenues, versus cost of revenues of $15,547,996, or approximately 61.05% of revenues for the year ended December 31, 2007. The cost of revenue as a percentage of revenue decreased due the slight increase in sales and the more efficient use of supplies.

Expenses (for the years ended December 31, 2008 and 2007).

Operating expenses for the year ended December 31, 2008 were $1,543,903 compared to operating expenses of $1,469,802 for the year ended December 31, 2007. The increase in operating expenses was due to the increase in the sales and marketing expenses, partially offset by the slight decrease in general and administrative expenses.

Income Taxes (for the years ended December 31, 2008 and 2007).

We had an income tax expense in the amount of $(2,164,756) and $(2,705,917) for the years ended December 31, 2008 and 2007, respectively, due to our net income.

Net Income (for the years ended December 31, 2008 and 2007).

We had a net income of $6,552,265 and $5,690,797 for the years ended December 31, 2008 and 2007, respectively. The net income in these periods was due primarily to sales of our décor paper. Our net income is a function of revenues, cost of sales and other expenses as described above.

Impact of Inflation.

We believe that inflation has had a negligible effect on operations. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources

As of December 31, 2008 and 2007, cash and cash equivalents totaled $268,698 and 576,995, respectively.

The working capital for the years ended December 31, 2008 and 2007 amounted to $8,323,188 and 6,260,568, respectively. Net cash provided by operating activities for the years ended December 31, 2008 and 2007 amounted to $5,856,662 and $846,766, respectively. Net cash used in investing activities for the years ended December 31, 2008 and 2007 amounted to $6,324,787 and $2,331,141, respectively. Net cash provided by financing activities for the years ended December 31, 2008 and 2007 amounted to $122,470 and $1,765,727, respectively.

Overall, we have funded all of our cash needs and no significant amount of our trade payables has been unpaid within the stated trade term. We are not subject to any unsatisfied judgments, liens or settlement obligations.

CHANGES IN AND DISAGREEMENTS
WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On October 29, 2009, Registrant's Board of Directors approved to dismiss Traci J. Anderson, CPA as its independent auditor, and engaged ZYCPA Company Limited as independent auditor to audit Registrant's financial statements for the year ended December 31, 2009 and to review Registrant's each of two quarterly reports ended September 30, 2009. The decision to make the change was approved by Registrant's Board of Directors. The Registrant does not have an audit committee.

During Registrant's two most recent fiscal years ended December 31, 2008 and 2007, the Registrant did not consult ZYCPA Company Limited with respect to any of the matters described in Item 304(a)(2) of Regulation S-K. In December 2008, ZYCPA Company Limited was retained as independent auditor to audit Wide Broad Group Limited (“Wide Broad”), a wholly-owned subsidiary of the Registrant incorporated under the laws of British Virgin Islands, and Wide Broad’s wholly-owned subsidiary, Dongguan CHDITN Printing Co. Ltd., a company incorporated under the laws of Region of People's Republic of China.

Traci J. Anderson, CPA's audit reports regarding the Registrant's financial statements for the fiscal years ended December 31, 2008 and 2007, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to the uncertainty, audit scope or accounting principles, except that their audit reports for the years ended December 31, 2008 and 2007 contained a going concern qualification.

The Registrant and Traci J. Anderson, CPA have not, during the years ended December 31, 2008 and 2007, and subsequent interim period through October 29, 2009, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Traci J. Anderson, CPA's satisfaction, would have caused Traci J. Anderson, CPA to make reference to the subject matter of the disagreement in connection with its reports.

During the years ended December 31, 2008 and 2007, and subsequent interim period through October 29, 2009, Traci J. Anderson, CPA had not advised the Registrant of any of the enumerated items described in Item 304(a)(1)(v) of Regulation S-K or the item described in Item 304(a)(1)(vi) of Regulation S-K.

The Registrant has requested that Traci J. Anderson, CPA furnish a letter addressed to the Securities Exchange Commission stating whether or not Traci J. Anderson, CPA agrees with the statements in this 8-K/A.  A copy of such letter is filed as exhibit 16 attached hereto.

MANAGEMENT

Directors are elected at the Company’s annual meeting of Stockholders and serve for one year until the next annual Stockholders’ meeting or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board. The Company may reimburse all Directors for their expenses in connection with their activities as directors of the Company. Directors of the Company who are also employees of the Company will not receive additional compensation for their services as directors.

The following table sets forth certain information with respect to our directors, executive officers and key employees. Our annual meeting of stockholders is held on December 31.

Name	Age	Title	Date of Appointment	Number of Terms Serviced as Director

Liu Rui Sheng	38	CEO, President & Chairman	July 23, 2009	< 1 year
Lau T.C	58	Independent Director	July 23, 2009	< 1 year
Li Chak Ming	49	Independent Director	July 23, 2009	< 1 year
Law Wai Fai	41	Chief Financial Officer	November 1, 2009	NA
Baotang Zhao	32	Chief Sales Officer	July 23, 2009	NA
Wen Qifeng	29	Manager of Production	July 23, 2009	NA

Liu, Rui Sheng – CEO, President and Chairman

Mr. Liu, age 38, serves as President, Chairman and CEO of DCRD. He incorporated CHDITN in 1998 and oversees all of the operations management and strategic planning for the company. He has more than 15 years experience in the industry. Prior to establishing CHDITN, Mr. Liu was engaged in the production and processing of printing ink, chemical products and decoration paper sales. Mr. Liu holds a bachelor’s degree in Corporate Management from the Beijing Academy of Management in Economics and Trade.

Lau, Tai Chim - Independent Director

Mr. Lau, Tai Chim, age 58, serves as an independent director of DCRD. He currently is a director of several listed companies and is an independent non-executive director of a restrictive licensed bank in Hong Kong. He runs his own law firm and has done so for the past 10 years. He has been admitted as a solicitor and fellowship member in Hong Kong, England, Singapore and PRC.

Li, Chak Ming – Independent Director

Mr. Li, Chak Ming, age 49, is an independent director of DCRD. He obtained a bachelors degree from Ji Nan University and is currently the administrative director of Hong Kong Liang Zhi Garment Company Ltd. (“Liang Zhi”). He was the marketing director from 2007 to 2008 and general manager from 1997 to 2006 for Liang Zhi. Prior to joining Liang Zhi, he served 10 years in the printing ink industry and the chemical products processing industry. He specializes in research and development and production technology.

Law Wai Fai – Chief Financial Officer

Mr. Law, age 41, is a certified public accountant practicing in Hong Kong and a member of the Institute of Chartered Accounts in England and Wales. Prior to his appointment to the Company, Mr. Law was an executive director of Superb Summit International Timber Company Limited (formerly known as Tak Shun Technology Group Limited). Mr. Law joined Tak Shun Technology Group Limited in 2000 as their financial controller.  He was responsible for preparation of the company’s financial statements in anticipation of listing Tak Shun Technology Group Limited on the main board of The Stock Exchange of Hong Kong Limited.  Mr. Law was also responsible for investor relations throughout the pre-listing stage of Tak Shun Technology Group’s listing application. Tak Shun Technology Group Limited was successfully listed in September 2001 on the main board of The Stock Exchange of Hong Kong Limited. During his tenure, Mr. Law was engaged in several sizable transactions including share placements and key corporate mergers and acquisitions. Prior to joining Superb Summit International Timber Company Limited in July 2000, Mr. Law worked for KPMG and PricewaterhouseCoopers where he was responsible for auditing and transaction services. Mr. Law received his M.B.A. from The Hong Kong Polytechnic University and his B.A. in Accounting from City University of Hong Kong. Mr. Law is also an independent non-executive director of Good Fellow Resources Holdings Limited (formerly known as Wonderful World Holdings Limited), a company listed on the main board of The Stock Exchange of Hong Kong Limited.

Baotang Zhao -- Chief Sales Officer

Mr. Zhao, age 32, graduated from Tian Jin Business College with a Bachelor’s Degree. He joined CHDITN in 2004 as an Area Sales Manager. He is now the Chief Sales Officer of DCRD. He has numerous years of marketing experience and is familiar with marketing analysis, marketing channels, managing sales teams, and customer service.

Wen Qifeng -- Manager of Production

Wen Qifeng, age 29, graduated from Guangzhou Industry and Commerce College with a Bachelors Degree in 2003. He joined CHDITN in June 2003 as a Buyer. He was promoted to Deputy Manager of Production in 2007 and has now been appointed Manager of Production of DCRD. Mr. Wen has worked in the paper industry for many years. He is familiar with the basic operations, particularly in the operation and management of manufacturing technique work flow.

Compensation of Directors

The Board of Directors may compensate directors for their services as such. We have not paid our Directors any fees in connection with their role as members of our Board. The Board of Directors may also provide for the payment of all travel and out-of-pocket expenses in connection with Directors’ attendance at Board meetings. Each board member serves for a one year term until elections are held at each annual meeting.

Directors are elected at the Company’s annual meeting of Stockholders and serve for one year until the next annual Stockholders’ meeting or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board. The Company may reimburse all Directors for their expenses in connection with their activities as directors of the Company. Directors of the Company who are also employees of the Company will not receive additional compensation for their services as directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Compliance With Section 16 (a) of the Exchange Act

Not applicable.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer or controller or persons performing similar functions. Such Code of Ethics is filed as Exhibit 14.1 hereto.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s Chief Executive Officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

Name	Year Salary	Bonus	Stock	Option	Non-	Nonquali-	All	Total
and	As of Dec. (Annual)	($)	Awards	Awards	Equity	fied	Other	($)
Principal Position	15, 2009		($)	($)	Incentive Plan Compen- sation	Deferred Compensa- tion Earnings	Compensa- tion ($)
					($)	($)
Liu Rui Sheng President, CEO & Chairman	2009 $171,793	-	-	-	-	-	-	$171,793
Lau T.C	2009 $23,077	-	-	-	-	-	-	$23,077
Independent Director
Li Chak Ming	2009 $23,077	-	-	-	-	-	-	$23,077
Independent Director
Law Wai Fai	2009 $66,667	-	-	-	-	-	-	$66,667
CFO
Baotang Zhao	2009 $26,355	-	-	-	-	-	-	$26,355
Chief Sales Officer
Wen Qifeng	2009 $26,355	-	-	-	-	-	-	$26,355
Production Manager
Maurice Katz	2009 -	-	-	-	-	-	-	-
Former President	2008 $16,300	-	-	-	-	-	-	$16,300
	2007 $33,113	-	-	-	-	-	-	$33,113
Weiheng Cai	2009 -	-	-	-	-	-	-	-
Former Director	2008 -	-	-	-	-	-	-	-
	2007 -	-	-	-	-	-	-	-

Outstanding Equity Awards At Fiscal Year-End Table

None.

Option Exercises And Stock Vested Table

None.

Pension Benefits Table

None.

Nonqualified Deferred Compensation Table

None.

All Other Compensation Table

None.

Perquisites Table

None.

Potential Payments Upon Termination Or Change In Control Table

None.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of Directors and Executive Officers

There are current employment agreements between CHDITN and Wide Broad and its executive officers and directors. Our executive officers and directors have agreed to work under their current contracts. Below are the terms of the employment contracts for our executive officers and directors. These employee contacts are attached as Exhibits 10.6 thru 10.12.

Employee: Mr. Liu Rui Sheng
CHDITN
Term: April 1, 2007 to March 31, 2010
Salary: RMB 35000 per month.
Wide Broad
Term: July 1, 2009 to July 1, 2011
Remuneration: HK$ 1,300,000/year, paid over 13 months on the last day of each month.

Employee: Lau Thai Chim
Wide Broad
Term: July 1, 2009 to July 1, 2011
Remuneration: HK$ 180,000/year paid on the last day for every quarter in four installments.

Employee: Li Chak Ming
Wide Broad
Term: July 1, 2009 to July 1, 2011
Remuneration: HK$ 180,000/year paid on the last day for every quarter in four installments.

Employee: Law Wai Fai
Wide Broad
Term: November 1, 2009 to November 1, 2011
Remuneration: HK$ 520,000/year paid over 13 months on the last day for each month.

Employee: Baotang Zhao
CHDITN
Term: July 1, 2009 to June 30, 2011 Salary: RMB 15000 per month.

Employee: Mr. Wen Qifeng
 CHDITN
Term: July 1, 2009 to June 30, 2011 Salary: RMB 15000 per month.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the common stock as of December 7, 2009, by (i) each person who is known by the Company to own beneficially more than 5% of any classes of outstanding Stock, (ii) each director of the Company, (iii) each officer and (iv) all directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

Beneficial Owners as of December 7, 2009

Name of Beneficial Owner	Number of Shares Common Stock(1)	Percent of Class
Man Kwai Ming No. 6 Economic Zone, Wushaliwu, Chang’an Town Dongguan, Guangdong Province, China	13,532,000	65.69%
Smart Approach Investments, Ltd. No. 6 Economic Zone, Wushaliwu, Chang’an Town Dongguan, Guangdong Province, China	1,700,000	8.25%
All officers and directors as a group (0 persons)	0	0%

[1] Based on 20,598,304 issued and outstanding shares of common stock

Beneficial Owners after the Shares for the Debt (1) and Warrants are Issued

Name of Beneficial Owner Number of Sharesof Common Stock(1) Percent of Class
Man Kwai Ming No. 6 Economic Zone, Wushaliwu, Chang’an Town Dongguan, Guangdong Province, China 13,532,000 52.69%
Smart Approach Investments, Ltd. No. 6 Economic Zone, Wushaliwu, Chang’an Town Dongguan, Guangdong Province, China 1,700,000 6.62%

Shi, Quan Ling Suite 2401, 24th floor, China Insurance Group Building, 141 Des Voeux Road, Central, Hong Kong 4,000,000 15.57%

All officers and directors as a group (0 persons)                                            0                                              0%

[1]
Applicable percentage of ownership is based on 25,683,304 shares outstanding once the underlying debt and warrants owed to Zhuang, Jinghua and Shi, Quanling have been issued (20,598,304 as of December 7, 2009 plus 5,085,000 of the amount of shares to be registered that have not been issued yet). The underlying debt and warrants owed to Zhuang, Jinghua and Shi, Quanling are outlined in and attached as Exhibits 10.2 and 10.3. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities.  Note that affiliates are subject to Rule 144 and Insider trading regulations – percentage computation is for form purposes only.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PLAN OF EXCHANGE FINANCING

As of July 17, 2009, the Company entered into a Plan of Exchange.

The Plan of Exchange is attached as Exhibit 10.1.

In connection with the POE and in preparation for this “going public” transaction, the Registrant and CHDITN have engaged in certain financing activities that have resulted in the creation of a direct financial obligation of the Registrant and/or an obligation of the Company under an off-balance sheet arrangement. These transactions were entered into because CHDITN lacked adequate capital resources to pay for certain transaction fees and professional fees associated with becoming a “public company” in the United states and are set forth in detail in Section 5.06 of the POE which is attached as Exhibit 10.1. The direct financial obligations and/or off-balance sheet arrangements are as follows:

On June 1, 2009, CHDITN signed a Promissory Note with Precursor Management, Inc. (“Precursor”), stating that CHDITN promises to pay to the order of Precursor the sum of Forty Thousand Six Hundred Fifty Dollars ($40,650), representing a principal amount of $40,000 plus interest of $650, or approximately 6.5% interest per annum, payable on September 30, 2009. On July 23, 2009, DCRD signed a written Guaranty, guaranteeing the payment of the $40,650 Promissory Note dated June 1, 2009 within 365 days. This Guaranty is attached as Exhibit 10.13.  This debt has subsequently been restructured pursuant to the new financing agreements.

On June 1, 2009, CHDITN signed a second Promissory Note with Precursor stating that CHDITN promises to pay to the order of Precursor the sum of Forty Thousand Six Hundred Fifty Dollars ($40,650), representing a principal amount of $40,000 plus interest of $650, or approximately 6.5% interest per annum, payable on September 30, 2009. On July 23, 2009, DCRD signed a written Guaranty, guaranteeing the payment of the $40,650 Promissory Note dated June 1, 2009 within 365 days. This Guaranty is attached as Exhibit 10.14.  This debt has subsequently been restructured pursuant to the new financing agreements.

On June 1, 2009, CHDITN signed a third Promissory Note with Precursor stating that CHDITN promises to pay to the order of Precursor the sum of Sixty Thousand Nine Hundred and Seventy Five Dollars ($60,975), representing a principal amount of $60,000 plus interest of $975, or approximately 6.5% interest per annum, payable on September 30, 2009. On July 23, 2009, DCRD signed a written Guaranty, guaranteeing the payment of the $40,650 Promissory Note dated June 1, 2009 within 365 days. This Guaranty is attached as Exhibit 10.15.  This debt has subsequently been restructured pursuant to the new financing agreements.

On June 1, 2009, CHDITN signed a forth Promissory Note with Precursor stating that CHDITN promises to pay to the order of Precursor the sum of Five Hundred and Seventy Four Thousand, One Hundred and Eighty One Dollars ($574,181), representing a principal amount of $565,000 plus interest of $9,181, or approximately 6.5% interest per annum, payable on September 30, 2009. In the event of default, the sum of $574,181 shall be immediately due to Precursor along with a default penalty in the amount of $35,000. On July 23, 2009, DCRD signed a written Guaranty, guaranteeing the payment of the $565,000 Promissory Note dated June 1, 2009 within 265 days. Décor Products International, Inc. also entered into a Stock Pledge Agreement stating that 3,000,000 shares of DCRD common stock (beneficially owned by Man Kwai Ming) shall be pledged as collateral for the $574,181 Promissory Note with Precursor. This Guaranty and Promissory Note are attaches as Exhibits 10.17 and 10.18, respectively. The Stock Pledge Agreement is attached as Exhibit 10.16.  This debt has subsequently been restructured pursuant to the new financing agreements.

BRIDGE CAPITAL LOAN IN CHINA

On November 10, 2009, CHDITN and Zhuang, Jinghua entered into a Subsidiary Loan Agreement. Pursuant to the terms of this agreement, Zhuang, Jinghua will loan two million three hundred twenty one thousand three hundred fifty China Yuen (2,321,350), equivalent to $340,000 USD based on a current exchange rate of $1 = RMB6.8275, to CHDITN to be used to set up new printing production lines. Pursuant to the Subsidiary Loan Agreement with Zhuang, Jinghua, the interest rate on the loan will be 8% per annum, paid quarterly, with a maturity date of November 10, 2010. The Subsidiary Loan Agreement with Zhuang, Jinghua is attached as Exhibit 10.19.

On November 10, 2009, CHDITN and Shi Quan Ling entered into a Subsidiary Loan Agreement. Pursuant to the terms of this agreement, Shi Quan Ling will loan a total of two million dollars ($2,000,000) to CHDITN. One million dollars of the total loan amount will be six million eight hundred and twenty seven thousand five hundred China Yuen (6,827,500), equivalent to $1,000,000 USD based on a current exchange rate of $1 = RMB6.8275, to CHDITN to be used to set up new printing production lines. Pursuant to the Subsidiary Loan Agreement with Shi Quan Ling, the interest rate on the loan will be 8% per annum, paid quarterly, with a maturity date of November 10, 2010. The Subsidiary Loan Agreement with Shi Quan Ling is attached as Exhibit 10.20.

On November 10, 2009, the Company issued Warrants to Zhuang, Jinghua, for consideration in the amount of Ten United States Dollars ($10.00) and as incentive for Mr. Zhuang to lend money to CHDITN Printing Co. Ltd., the Registrants wholly owned subsidiary in China. The Warrants entitle Zhuang, Jinghua to purchase from the Company at any time or times on or after November 10, 2009, but not after 11:59 P.M. Eastern Time on the Expiration Date of November 10, 2014, Three Hundred and Forty Thousand (340,000) fully paid and nonassessable shares of Common Stock of the Company at the exercise price per share of One dollar ($1.00) or as subsequently adjusted as provided in the Warrant issued to Zhuang, Jinghua, attached as Exhibit 10.2.

On November 10, 2009, the Company issued Warrants to Shi Quan Ling, for consideration in the amount of Ten United States Dollars ($10.00), as incentive for Mr. Shi to lend money to CHDITN Printing Co. Ltd., the Registrants wholly owned subsidiary in China.  The Warrants entitle Shi Quan Ling to purchase from the Company at any time or times on or after November 10, 2009, but not after 11:59 P.M. Eastern Time on the Expiration Date of November 10, 2014, Two Million (2,000,000) fully paid and nonassessable shares of Common Stock of the Company at the exercise price per share of One dollar ($1.00) or as subsequently adjusted as provided in the Warrant issued to Shi Quan Ling, attached as Exhibit 10.3.

On November 10, 2009, the President of the Company, Mr. Liu Rui Sheng, entered into a Pledge Agreement with Zhuang, Jinghua, Shi Quan Ling, and Greentree Financial Group, Inc. as Escrow Agent. Pursuant to the Pledge Agreement, Mr. Liu Rui Sheng has agreed to irrevocably pledge to the Zhuang, Jinghua and Shi Quan Ling, Thirteen Million Five Hundred Thirty Two Thousand (13,532,000) shares of his own common stock as collateral for the Subsidiary Loan Agreements between CHDITN and Zhuang, Jinghua, and CHDITN and Shi Quan Ling. The Pledge Agreement is attached as Exhibit 10.21.

On November 10, 2009, the Company entered into a Guaranty, in favor of Zhuang, Jinghua and Shi Quan Ling for the Subsidiary Loan Agreements entered into with CHDITN for the total amount of Two Million Thirty Four Thousand Dollars. The Company is guaranteeing the Subsidiary Loan Agreements and all other obligations under the Subsidiary Loan Agreements, attached as Exhibit 10.19 and 10.20. The Guaranty is attached as Exhibit 10.22.

On November 10, 2009, the Company signed a Promissory Note with CHDITN, stating that the Company promised to pay to the order of CHDITN the sum of Nine Hundred Ninety Thousand Dollars ($990,000), with an interest rate of 4%, payable on November 10, 2010. The Promissory Note is attached as Exhibit 10.23.

On November 10, 2009, the Company, Zhuang, Jinghua, Shi Quan Ling, and Greentree Financial Group, Inc. entered into as Escrow Agreement. Pursuant to the Escrow Agreement, Greentree Financial Group, Inc. (“Escrow Agent”) will act as escrow agent and Zhuang, Jinghua and Shi Quan Ling shall deposit the purchase amount of $2,340,000 in segregated escrow account(s) to be held by the Escrow Agent in order to effectuate a disbursement to the Company at closings to be held as set forth in the Subsidiary Loan Agreements, as attached as Exhibit 10.19 and 10.20. Additionally, the Company and CHDITN have executed a Promissory Note, as attached as Exhibit 10.23, stating that the Company has borrowed the sum of $990,000 from CHDITN to be used to pay off existing debts in the Company as set forth in Exhibit A of the Escrow Agreement, attached as Exhibit 10.24. The Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it in accordance with the terms of the Escrow Agreement. The portion of the Escrow Funds equal to $990,000 held in the Escrow Account shall be paid directly out of the account to the individuals or entities set forth in Exhibit A of the Escrow Agreement, in consideration of full settlement of the loans set forth in Exhibit A and in exchange for a full release of the pledged collateral held pursuant to the loans in Exhibit A. Any additional net proceeds will be used for general working capital purposes.

On November 10, 2009, CHDITN and Shi Quan Ling entered into a Security Agreement stating that in accordance with the Subsidiary Loan Agreement, attached as Exhibit 10.20, Shi Quan Ling will provide CHDITN a loan of two million dollars and CHDITN grants Shi Quan Ling first priority security interest in and to the pledge property until the satisfaction of the Obligations under the Subsidiary Loan Agreement. The Security Agreement between CHDITN and Shi Quan Ling is attached as Exhibit 10.25

On November 10, 2009, CHDITN and Zhuang, Jinghua entered into a Security Agreement stating that in accordance to the Subsidiary Loan Agreement, attached as Exhibit 10.22, Zhuang, Jinghua will provide CHDITN a loan of two million three hundred twenty one thousand three hundred fifty Chinaese Yuen, equivalent to $340,000 USD, and that CHDITN grants Zhuang, Jinghua first priority security interest in and to the pledge property until the satisfaction of the Obligations under the Subsidiary Loan Agreement. The Security Agreement between CHDITN and Zhuang, Jinghua is attached as Exhibit 10.26.

DECEMBER 4, 2009 DEBT RESTRUCTURING

On December 4, 2009 the Issuer restructured all of the June 1, 2009 promissory notes that were held by Precursor (disclosed immediately above).  All of the June 1, 2009 promissory notes held by Precursor were executed to cover professional service fees and costs associated with acquiring a majority stock position in the Issuer.  As of June 1, 2009, Precursor held a promissory note which covered their services and also the professional services of Greentree, Linear and Mr. Katz.  On December 4, 2009 that June 1, 2009 promissory note held by Precursor was exchanged for new notes and warrants issued to the individual service provider that Precursor had engaged for professional services associated with the exchange transaction between Wide Broad and the Issuer and to Mr. Katz who previously owned a majority position in the Issuer.  The new December 4, 2009 promissory notes and warrants were issued as follows:

On December 4, 2009, CHDITN signed a Promissory Note with Greentree Financial Group Inc. (“Greentree”), stating that CHDITN promised to pay to the order of Greentree the sum of One Hundred Forty Thousand Dollars ($140,000), plus interest of $11,200 or approximately 8% interest per annum, paid quarterly, with a maturity date of December 4, 2010. In addition, Greentree shall have a right to convert the principal amount, partially or in full, into number of shares of Common Sock of the Registrant at a price per share of One dollar ($1.00). The Promissory Note is attached as Exhibit 10.28.  On December 4, 2009, the Registrant issued Warrants to Greentree for consideration in the amount of Ten United States Dollars ($10.00) and as incentive for Greentree. The Warrants entitle Greentree to purchase from the Company at any time or times on or after December 4, 2009, but not after 11:59 P.M. Eastern Time on the Expiration Date of December 4, 2014, One Hundred and Forty Thousand (140,000) fully paid and nonassessable shares of Common Stock of the Registrant at the exercise price per share of One dollar ($1.00) or as subsequently adjusted as provided in the Warrant issued to Greentree, attached as Exhibit 10.32.

On December 4, 2009, CHDITN signed a Promissory Note with Precursor Management Inc.(“PMI”), stating that CHDITN promised to pay to the order of PMI the sum of One Hundred Forty Thousand Dollars ($140,000), plus interest of $11,200 or approximately 8% interest per annum, paid quarterly, with a maturity date of December 4, 2010. In addition, PMI shall have a right to convert the principal amount, partially or in full, into number of shares of Common Sock of the Registrant at a price per share of One dollar ($1.00). The Promissory Note is attached as Exhibit 10.29.  On December 4, 2009, the Registrant issued Warrants to PMI for consideration in the amount of Ten United States Dollars ($10.00). The Warrants entitle PMI to purchase from the Company at any time or times on or after December 4, 2009, but not after 11:59 P.M. Eastern Time on the Expiration Date of December 4, 2014, One Hundred and Forty Thousand (140,000) fully paid and nonassessable shares of Common Stock of the Registrant at the exercise price per share of One dollar ($1.00) or as subsequently adjusted as provided in the Warrant issued to PMI, attached as Exhibit 10.33.

On December 4, 2009, CHDITN signed a Promissory Note with Linear Capital Partners LLC (“Linear”), stating that CHDITN promised to pay to the order of Linear the sum of Forty Thousand Dollars ($40,000), plus interest of $3,200 or approximately 8% interest per annum, paid quarterly, with a maturity date of December 4, 2010. In addition, Linear shall have a right to convert the principal amount, partially or in full, into number of shares of Common Sock of the Registrant at a price per share of One dollar ($1.00). The Promissory Note is attached as Exhibit 10.30.  On December 4, 2009, the Registrant issued Warrants to Linear for consideration in the amount of Ten United States Dollars ($10.00). The Warrants entitle Linear to purchase from the Company at any time or times on or after December 4, 2009, but not after 11:59 P.M. Eastern Time on the Expiration Date of December 4, 2014, Forty Thousand (40,000) fully paid and nonassessable shares of Common Stock of the Registrant at the exercise price per share of One dollar ($1.00) or as subsequently adjusted as provided in the Warrant issued to Linear, attached as Exhibit 10.34.

On December 4, 2009, CHDITN signed a Promissory Note with Maurice Katz (“Mr. Katz”), stating that CHDITN promised to pay to the order of Mr. Katz the sum of Eighty Five Thousand Dollars ($85,000), plus interest of $6,800 or approximately 8% interest per annum, paid quarterly, with a maturity date of December 4, 2010. In addition, Mr. Katz shall have a right to convert the principal amount, partially or in full, into number of shares of Common Sock of the Registrant at a price per share of One dollar ($1.00). The Promissory Note is attached as Exhibit 10.31.  On December 4, 2009, the Registrant issued Warrants to Mr. Katz, for consideration in the amount of Ten United States Dollars ($10.00). The Warrants entitle Maurice Katz to purchase from the Company at any time or times on or after December 4, 2009, but not after 11:59 P.M. Eastern Time on the Expiration Date of December 4, 2014, Eighty Five Thousand (85,000) fully paid and nonassessable shares of Common Stock of the Registrant at the exercise price per share of One dollar ($1.00) or as subsequently adjusted as provided in the Warrant issued to Mr. Katz, attached as Exhibit 10.35.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Pursuant to Section 607.0850 of the General Corporation Law of the State of Florida, the Company will indemnify to the fullest extent permitted by, and in the manner permissible under law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was director, officer, employee or agent of the corporation, or is or was serving at our request as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement. It also covers costs. The Company may pay advancements towards these expenses. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Company does not specifically provide indemnification of its officers, directors, employees and other agents within the By Laws and Articles of Incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

 TRANSFER AGENT

GUARDIAN REGISTRAR & TRANSFER INC.
 7951 S.W. 6th Street
Suite 216
Plantation, FL 33324
Tel: (954) 915-0105
Fax: (954) 449-0582

DÉCOR PRODUCTS INTERNATIONAL, INC.

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

DÉCOR PRODUCTS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2009 AND DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	September 30, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$611,669	$268,698
Accounts receivable, trade	13,102,871	10,831,004
Inventories	461,844	233,579
Amount due from a related party	-	41,347
Advances to suppliers	473,675	-
Deposits and prepayments	32,341	41,490
Total current assets	14,682,400	11,416,118

Non-current assets:
Plant and equipment, net	2,697,361	2,233,040
Construction in progress	9,580,380	7,838,260
TOTAL ASSETS	$26,960,141	$21,487,418

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$801,065	$594,617
Current portion of long-term bank borrowings	1,916,046	1,472,004
Promissory notes payable	705,000	-
Income tax payable	669,540	447,638
Amount due to a related party	1,288,346	-
Accrued liabilities and other payable	792,177	578,671
Total current liabilities	6,172,174	3,092,930

Long-term liabilities:
Long-term bank borrowings	283,788	1,209,636

Total liabilities	6,455,962	4,302,566

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2009 and December 31, 2008	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 20,598,304 and 20,000,000 shares issued and outstanding as of September 30, 2009 and December 31, 2008	20,598	20,000
Additional paid-in capital	518,896	-
Statutory reserve	203,832	203,832
Accumulated other comprehensive income	2,587,879	2,525,096
Retained earnings	17,172,974	14,435,924

Total stockholders’ equity	20,504,179	17,184,852

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$26,960,141	$21,487,418

See accompanying notes to condensed consolidated financial statements.

DÉCOR PRODUCTS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Revenues, net	$7,442,839	$6,959,832	$17,116,465	$20,084,864

Cost of revenue (inclusive of depreciation)	4,280,341	4,378,179	9,494,871	11,787,678

Gross profit	3,162,498	2,581,653	7,621,594	8,297,186

Operating expenses:
Sales and marketing	341,045	248,088	1,001,334	710,682
Professional and consulting fee	71,428	1,123	1,266,555	107,660
Stock based compensation	339,096	-	339,096	-
General and administrative	171,678	108,179	698,449	346,994
Total operating expenses	923,247	357,812	3,305,434	1,165,336

Income from operations	2,239,251	2,223,841	4,316,160	7,131,850

Other income (expense):
Interest income	384	540	4,303	2,555
Interest expense	(42,956)	(82,174)	(132,278)	(237,622)

Income before income taxes	2,196,679	2,142,207	4,188,185	6,896,783

Income tax expense	669,142	521,751	1,450,737	1,715,031

NET INCOME	$1,527,537	$1,620,456	$2,737,448	$5,181,752

Other comprehensive income:
- Foreign currency translation gain	29,712	49,837	62,783	1,274,540

COMPREHENSIVE INCOME	$1,557,249	$1,670,293	$2,800,231	$6,456,292

Net income per share – Basic and diluted	$0.08	$0.08	$0.14	$0.26

Weighted average shares outstanding – Basic and diluted	20,098,901	20,000,000	20,031,618	20,000,000

See accompanying notes to condensed consolidated financial statements.

DÉCOR PRODUCTS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Nine months ended September 30,
	2009	2008
Cash flows from operating activities:
Net income	$2,737,448	$5,181,752
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	462,118	301,297
Write-off of uncollectible receivables	186,194	-
Loss on disposal of plant and equipment	3,214	3,001
Stock based compensation	339,096	-
Changes in operating assets and liabilities:
Accounts receivable, trade	(2,430,154)	462,970
Advances to suppliers	(473,335)	-
Deposits and prepayments	9,229	(54,498)
Inventories	(227,535)	(462,721)
Accounts payable, trade	204,857	(821,376)
Accrued liabilities and other payable	212,022	(40,761)
Promissory notes payable	705,000	-
Income tax payable	220,657	(244,540)

Net cash provided by operating activities	1,948,811	4,325,124

Cash flows from investing activities:
Additions to plant and equipment	-	(216,168)
Payments on construction in progress	(2,649,189)	(4,838,502)

Net cash used in investing activities	(2,649,189)	(5,054,670)

Cash flows from financing activities:
Proceeds from private placement, net of expense	180,000	-
Advances from (repayment to) a related party	1,349,528	(711,915)
Proceeds from bank borrowings	774,570	2,153,208
Payments on bank borrowings	(1,262,536)	(1,137,665)

Net cash provided by financing activities	1,041,562	303,628

Effect of exchange rate changes on cash and cash equivalents	1,787	32,622

NET CHANGE IN CASH AND CASH EQUIVALENTS	342,971	(393,296)

BEGINNING OF PERIOD	268,698	576,995

END OF PERIOD	$611,669	183,699

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$1,230,080	$1,959,571
Cash paid for interest	$132,278	$237,622

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Construction in progress transfer to plant and equipment	$927,335	$-

See accompanying notes to condensed consolidated financial statements.

DÉCOR PRODUCTS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

	Common stock		Additional paid-in capital	Statutory reserve	Accumulated other comprehensive income	Retained earnings	Total stockholders’ equity
	No. of shares	Amount

Balance as of January 1, 2009	20,000,000	$20,000	$-	$203,832	$2,525,096	$14,435,924	$17,184,852

Recapitalization and reverse acquisition	398,304	398	-	-	-	(398)	-

Shares issued for private placement, net of expense	200,000	200	179,800	-	-	-	180,000

Net income for the period	-	-	-	-	-	2,737,448	2,737,448

Warrants granted for services	-	-	339,096	-	-	-	339,096

Foreign currency translation adjustment	-	-	-	-	62,783	-	62,783
Balance as of September 30, 2009	20,598,304	$20,598	$518,896	$203,832	$2,587,879	$17,172,974	$20,504,179

See accompanying notes to condensed consolidated financial statements.

DÉCOR PRODUCTS INTERNATIONAL, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared by management in accordance with both accounting principles generally accepted in the United States of America (“GAAP”) and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Certain information and note disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

In the opinion of management, the consolidated balance sheet as of December 31, 2008 which has been derived from audited financial statements and these unaudited condensed financial statements reflect all normal and recurring adjustments considered necessary to state fairly the results for the periods presented. The results for the period ended September 30, 2009 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2009 or for any future period.

These unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the audited financial statements of Wide Broad Group Limited for the years ended December 31, 2008 and 2007.

NOTE 2 – ORGANIZATION AND BUSINESS BACKGROUND

Décor Products International, Inc. (“DCRD” or the “Company”) was organized under the laws of the State of Florida on January 11, 2007 as Murals by Maurice, Inc. On July 1, 2009, the Company changed to its current name.

On July 17, 2009, DCRD executed a Plan of Exchange (the “POE”) among the shareholders of DCRD, Wide Broad Group Limited (“Wide Broad”), the shareholders of Wide Broad and Dongguan Chditn Printing Company Limited (“Dongguan Chditn”). In accordance with the POE, DCRD agreed to issue to Wide Broad 20,000,000 new shares of common stock of DCRD and simultaneously retire to treasury 7,450,000 shares of common stock held in the name of Maurice Katz (a former director), in exchange for 100% of the capital stock of Wide Broad.

Pursuant to the POE, DCRD effectuated a 1 for 4 reverse split of its common stock and appointed a new board of directors comprised of no less than 50% independent directors and form an independent audit committee comprised of no less than two individuals who meet the standards set forth by the NYSE Amex as these terms are defined by the NYSE Amex Company Guide as amended from time to time.

On the closing date, the shareholders of Wide Broad owned an interest in DCRD representing 98.04% of the issued and outstanding shares. Wide Broad and Dongguan Chditn became wholly-owned subsidiaries of DCRD operating under the name “Dongguan CHDITN Printing Co., Ltd.” a corporation organized and existing under the laws of the People’s Republic of China.

Wide Broad was incorporated as a BVI Business Company with limited liability in the British Virgin Islands (“BVI”) under the BVI Business Companies Act, 2004 of the BVI on September 28, 2006, for the purpose of holding 100% equity interest in Dongguan Chditn.

Pursuant to a nominee agreement dated December 1, 1997 between Mr. Man Kwai Ming (“Mr. Man”) as owner and Mr. Liu Ruisheng (“Mr. Liu”) as nominee, Mr. Liu registered Dongguan Chditn as a limited liability company in Guangdong Province, the People’s Republic of China (the “PRC”) on July 6, 1998 with its registered capital of $1,234,440 (equivalent to RMB10,000,000). It is primarily engaged in the manufacture and sales of furniture decorative paper and related products in the PRC, with its principal place of business in Wushaliwu Economic Zone, Chang’An Town, Dongguan City, Guangdong Province, the PRC.

The stock exchange transaction has been accounted for as a reverse acquisition and recapitalization of DCRD whereby Wide Broad is deemed to be the accounting acquirers (legal acquirees) and DCRD to be the accounting acquiree (legal acquirer). The accompanying consolidated financial statements are in substance those of Wide Broad, with the assets and liabilities, and revenues and expenses, of DCRD being included effective from the date of stock exchange transaction. DCRD is deemed to be a continuation of the business and operations of Wide Broad. Accordingly, the accompanying condensed consolidated financial statements include the following:

(1)	the balance sheet consists of the net assets of the accounting acquirer at historical cost and the net assets of the accounting acquiree at historical cost;

(2)
the financial position, results of operations, and cash flows of the accounting acquirer for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented and the operations of the accounting acquiree from the date of stock exchange transaction.

The Company and its subsidiaries are hereinafter referred to as (the "Company").

 NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

*	Use of estimates

In preparing these condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amount of assets and liabilities in the balance sheets and revenues and expenses during the periods reported. Actual results may differ from these estimates.

*	Basis of consolidation

The condensed consolidated financial statements include the accounts of DCRD and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

*	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days. Credit is extended based on evaluation of a customer's financial condition. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history and the current economic conditions to make adjustments in the allowance when it is considered necessary. When receivable

DÉCOR PRODUCTS INTERNATIONAL, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

 NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES CONTINUED

balances are determined to be uncollectible, these balances are written off. The Company does not have any off-balance-sheet credit exposure related to its customers.

*	Inventories

Inventories consist of raw papers, painting materials and components used in the manufacture of the Company’s products and the related parts and supplies. Inventories are stated at the lower of cost or net realizable value, with cost being determined on a weighted average basis. Costs include purchased cost of papers and painting inks, direct labor and manufacturing overhead costs. The Company periodically reviews historical sales activity to determine excess, slow moving items and potentially obsolete items and also evaluates the impact of any anticipated changes in future demand. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand.

As of September 30, 2009, the Company did not record an allowance for obsolete inventories, nor have there been any write-offs.

*	Advances to suppliers

The Company makes advances to certain vendors for purchase of its inventory items or material. The advances to suppliers are interest free and unsecured. Advances to suppliers are recorded when payment is made by the Company and relieved against inventory when goods are received. All inventory items or raw materials relating to these advances are subsequently made delivery to the Company.

*	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value
Plant and machinery	3-10 years	3%
Motor vehicles	3-5 years	3%
Office equipment	3-5 years	3%

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

Depreciation expense for the three months ended September 30, 2009 and 2008 were $154,096 and $99,048, which included $151,402 and $96,173 in cost of revenue, respectively.

Depreciation expense for the nine months ended September 30, 2009 and 2008 were $462,118 and $301,297 which included $453,892 and $292,802 in cost of revenue, respectively.

Approximately $526,503 (equivalent to RMB3,600,020) of plant and machinery became fully depreciated as of September 30, 2009.

*	Construction in progress

Construction in progress is stated at cost and represents the cost of acquiring contracts to build the additional assembly lines and prepayments paid to equipment vendors during the construction of the new manufacturing facility (until it is substantially complete and ready for its intended use). No provision for depreciation is made on construction in progress until such time as the relevant assets are completed and put into operational use. No capitalized interest was incurred during the period of construction.

*	Valuation of long-lived assets

Long-lived assets primarily include plant and equipment and construction in progress. In accordance with the provisions of Accounting Standards Codification ("ASC") Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, the Company periodically reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives are no longer appropriate. Each impairment test is based on a comparison of the undiscounted cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value based on a undiscounted cash flow analysis. There has been no impairment as of September 30, 2009.

*	Revenue recognition

In accordance with the ASC Topic 605, “Revenue Recognition”, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

The Company derives revenues from the sales of furniture decorative paper and related products. The Company recognizes its revenues net of value-added taxes ("VAT"). The Company is subject to VAT which is levied on the majority of the products at the standard rate of 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

*	Income taxes

The Company adopts the ASC Topic 740, “Income Taxes” regarding accounting for uncertainty in income taxes prescribes the recognition threshold and measurement attributes for financial statement recognition and measurement of tax positions taken or expected to be taken on a tax return. In addition, the guidance requires the determination of whether the benefits of tax positions will be more likely than not sustained upon audit based upon the technical merits of the tax position. For tax positions that are determined to be more likely than not sustained upon audit, a company recognizes the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement in the financial statements. For tax positions that are not determined to be more likely than not sustained upon audit, a company does not recognize any portion of the benefit in the financial statements. The guidance provides for de-recognition, classification, penalties and interest, accounting in interim periods and disclosure.
For the period ended September 30, 2009 and 2008, the Company did not have any interest and penalties associated with tax positions. As of September 30, 2009, the Company did not have any significant unrecognized uncertain tax positions.

The Company conducts major businesses in the PRC and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the foreign tax authority.

*	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States dollars ("US$"). The Company's subsidiary in the PRC maintain its books and records in its local currency, Renminbi Yuan ("RMB"), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from RMB into US$1 has been made at the following exchange rates for the respective period:

	September 30, 2009	September 30, 2008
Period-end rate RMB:US$1 exchange rate	6.8376	6.8551
Average rate RMB:US$1 exchange rate	6.8425	6.9989

*	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company operates in one reportable operating segment in the PRC.

*	Fair value measurement

ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10") establishes a new framework for measuring fair value and expands related disclosures. Broadly, ASC 820-10 framework requires fair value to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. ASC 820-10 establishes a three-level valuation hierarchy based upon observable and non-observable

DÉCOR PRODUCTS INTERNATIONAL, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

 NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES CONTINUED

inputs. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

For financial assets and liabilities, fair value is the price the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date. In the absence of active markets for the identical assets or liabilities, such measurements involve developing assumptions based on market observable data and, in the absence of such data, internal information that is consistent with what market participants would use in a hypothetical transaction that occurs at the measurement date.

*	Financial instruments

Cash and cash equivalents, accounts receivable, amount due from (to) a related party and accounts payable are carried at cost which approximates fair value. The estimated fair value of promissory notes payable and long-term borrowing was $2.9 million and $2.6 million as of September 30, 2009 and December 31, 2008, respectively, based on current market prices or interest rates. Any changes in fair value of assets or liabilities carried at fair value are recognized in other comprehensive income for each period.

*	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In September 2009, Accounting Standards Codification (“ASC”) became the source of authoritative U.S. GAAP recognized by the Financial Accounting Standards Board (“FASB”) for nongovernmental entities, except for certain FASB Statements not yet incorporated into ASC. Rules and interpretive releases of the SEC under federal securities laws are also sources of authoritative U.S. GAAP for registrants. The discussion below includes the applicable ASC reference.

The Company adopted ASC Topic 810-10, “Consolidation” (formerly SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”) effective January 2, 2009. Topic 810-10 changes the manner of presentation and related disclosures for the noncontrolling interest in a subsidiary (formerly referred to as a minority interest) and for the deconsolidation of a subsidiary. The adoption of these sections did not have a material impact on the Company’s condensed consolidated financial statements.

ASC Topic 815-10, “Derivatives and Hedging” (formerly SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”) was adopted by the Company effective January 2, 2009. The guidance under ASC Topic 815-10 changes the manner of presentation and related disclosures of the fair values of derivative instruments and their gains and losses.

In April 2009, the FASB issued an update to ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10) (formerly FASB Staff Position No. SFAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”). The standard provides additional guidance on estimating fair value in accordance with ASC 820-10 when the volume and level of transaction activity for an asset or liability have significantly decreased in relation to normal market activity for the asset or liability have significantly decreased and includes guidance on identifying circumstances that indicate if a transaction is not orderly. The Company adopted this pronouncement effective April 1, 2009 with no impact on its condensed consolidated financial statements.

In April 2009, the FASB issued FSP SFAS No. 107-1, “Disclosures about Fair Value of Financial Instruments” (“ASC 825-10”). ASC 825-10 requires fair value of financial instruments disclosure for interim reporting periods of publicly traded companies as well as in annual financial statements. ASC 825-10 is effective for interim periods ending after June 15, 2009 and was adopted by the Company in the second quarter of 2009. There was no material impact to the Company’s condensed consolidated financial statements as a result of the adoption of ASC 825-10.

In April 2009, the FASB issued FSP APB No. 28-1, “Interim Financial Reporting” (“ASC 825-10”). ASC 825-10 requires the fair value of financial instruments disclosure in summarized financial information at interim reporting periods. ASC 825-10 is effective for interim periods ending after June 15, 2009 and was adopted by the Company in the second quarter of 2009. There was no material impact to the Company’s condensed consolidated financial statements as a result of the adoption of ASC 825-10.

The Company adopted, ASC Topic 855-10, “Subsequent Events” (formerly SFAS 165, “Subsequent Events”) effective April 1, 2009. This pronouncement changes the general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.

In June 2009, the FASB finalized SFAS No. 167, “Amending FASB interpretation No. 46(R)”, which was included in ASC Topic 810-10-05 “Variable Interest Entities”. The provisions of ASC Topic 810-10-05 amend the definition of the primary beneficiary of a variable interest entity and will require the Company to make an assessment each reporting period of its variable interests. The provisions of this pronouncement are effective January 1, 2010. The Company is evaluating the impact of the statement on its consolidated financial statements.

In July 2009, the FASB issued SFAS No. 168, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 168 codified all previously issued accounting pronouncements, eliminating the prior hierarchy of accounting literature, in a single source for authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. SFAS 168, now ASC Topic 105-10 “Generally Accepted Accounting Principles”, is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this pronouncement did not have an effect on the Company’s condensed consolidated financial statements.

In August 2009, the FASB issued an update of ASC Topic 820, “Measuring Liabilities at Fair Value”. The new guidance provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using prescribed techniques. The Company adopted the new guidance in the third quarter of 2009 and it did not materially affect the Company’s financial position and results of operations.

In October 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13, “Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (a consensus of the FASB Emerging Issues Task Force)” which amends ASC 605-25, “Revenue Recognition: Multiple-Element Arrangements.” ASU No. 2009-13 addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting and how to allocate consideration to each unit of accounting in the arrangement. This ASU replaces all references to fair value as the measurement criteria with the term selling price and establishes a hierarchy for determining the selling price of a deliverable. ASU No. 2009-13 also eliminates the use of the residual value method for determining the allocation of arrangement consideration. Additionally, ASU No. 2009-13 requires expanded disclosures. This ASU will become effective for us for revenue arrangements entered into or materially modified on or after April 1, 2011. Earlier application is permitted with required transition disclosures based on the period of adoption. The Company is currently evaluating the application date and the impact of this standard on its condensed consolidated financial statements.

NOTE 4 – ACCOUNTS RECEIVABLE

The majority of the Company’s sales are on open credit terms and in accordance with terms specified in the contracts governing the relevant transactions. Management periodically evaluates individual customer receivables and considers a customer’s financial condition, credit history and the current economic conditions. During the first three quarters of 2009, the Company continually monitored the collection of its accounts receivables and determined to write-off the uncollectible receivables of $186,194 because such receivables balances are deemed not recoverable.

NOTE 5 – INVENTORIES

Inventories consist of the following:

	September 30, 2009	December 31, 2008
	(Unaudited)	(Audited)

Raw materials	$293,933	$151,771
Work-in-process	18,382	17,780
Finished goods	136,949	43,804
Packaging materials and supplies	12,580	20,224
	$461,844	$233,579

For the period ended September 30, 2009 and 2008, the Company recorded no allowance for slow moving and obsolete inventories.

NOTE 6 – CONSTRUCTION IN PROGRESS

During 2007, the Company anticipated the construction of a new manufacturing facility to expand its production capacity. Total estimated costs to be incurred for construction of a new manufacturing facility are approximately $12,607,321 (equivalent to RMB86,304,676). The construction is scheduled to be fully completed in the fourth quarter of 2009. As of September 30, 2009, the Company incurred and expended $9,580,380 in “Construction in progress”.

As of September 30, 2009, amount due to a related party represented temporary advances made by the director of the Company, which was unsecured, interest-free with no fixed repayment term.

NOTE 8 – PROMISSORY NOTES PAYABLE

On June 1, 2009, the Company’s subsidiary, Dongguan Chditn entered into 4 promissory notes with Precursor Management, Inc. (“PMI”) for the aggregate principal amount of $705,000 to pay for certain transaction fees and professional fees associated with becoming a “public company”, with an interest rate of 6.5% per annum, fully payable on September 30, 2009. On November 19, 2009 all parties to these agreements, guaranties and notes mutually agreed to extend the payment date until December 30, 2009.  On December 4, 2009 the parties agreed to restructure this debt in exchange for new notes in the aggregate principal amount of $405,000 with an interest rate of 8% per annum, fully payable on December 4, 2010.

NOTE 9 – ACCRUED LIABILITIES AND OTHER PAYABLE

Accrued liabilities and other payable consist of the following:

	September 30, 2009	December 31, 2008
	(Unaudited)

VAT payable	$216,642	$165,503
Accrued payroll and benefit costs	410,777	310,636
Accrued professional and consulting fees	162,116	100,872
Other payables	2,642	1,660
	$792,177	$578,671

Long-term bank borrowings were as follows:

		September 30, 2009	December 31, 2008
		(Unaudited)
Bank loans, payable to financial institutions in the PRC:

Equivalent to RMB3,440,000 with interest rate at 7.84% per annum payable monthly, repayable by September 20, 2010	(a)	$503,100	$627,353
Equivalent to RMB3,150,000 with interest rate at 6.62% per annum payable monthly, repayable by August 20, 2009	(a)	-	459,572
Equivalent to RMB4,000,000 with interest rate at 5.84% per annum payable monthly, repayable by January 8, 2010	(b)	585,001	-
Equivalent to RMB400,000 with interest rate at 5.84% per annum payable monthly, repayable by January 19, 2010	(b)	58,500	-
Equivalent to 4,506,914 with interest rate at 9.83% per annum, with monthly principal and interest payments of $43,229, repayable by January 16, 2011	(c)	659,137	999,986
Equivalent to RMB2,694,668 with interest rate at 9.83% per annum, with monthly principal and interest payments of $25,645, repayable by January 17, 2011	(c)	394,096	594,729

Total bank borrowings		2,199,834	2,681,640

Less: current portion		(1,916,046)	(1,472,004)

Long-term bank borrowings, net of current portion		$283,788	$1,209,636

As of September 30, 2009, the minimum future payments of the aggregate bank borrowings are as follows:

Period ending September 30:
2010	$1,916,046
2011	283,788

Total borrowings	$2,199,834

(a)	These banking facilities were guaranteed by the directors of the Company and secured by the real properties held by the directors of the Company situated in the PRC.
(b)              These banking facilities were guaranteed by the directors of the Company.
(c)	These borrowings were secured by certain plant and machinery with an aggregate net book value of $1,233,462 as of September 30, 2009.

DÉCOR PRODUCTS INTERNATIONAL, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Currency expressed in United States Dollars (“US$”), except for number of shares)
(Unaudited)

NOTE 11 – STOCKHOLDERS’ EQUITY

On July 17, 2009, DCRD executed the Plan of Exchange (the “POE”) among the shareholders of DCRD, Wide Broad, the shareholders of Wide Broad and Dongguan Chditn. The POE stated that the capital of DCRD consists of 100,000,000 authorized shares of common stock, par value $0.001, of which 9,043,214 shares were issued and outstanding.

Pursuant to the POE Agreement, DCRD issued 20,000,000 new shares of common stock of DCRD to Wide Broad and simultaneously retired to treasury stock 7,450,000 shares of common stock held in the name of Maurice Katz (a former director), in exchange for 100% of the capital stock of Wide Broad.

Concurrently, DCRD effectuated a 1 for 4 reverse split of its common stock. All common stock and per share data for all periods presented in these financial statements have been restated to give effect to the reverse stock split.

On August 18, 2009, the Company executed an Offshore Stock Purchase Agreement (the “Agreement”) with a private investor, Mr. Zhang Zijian, to purchase 200,000 shares of restricted common stock for an aggregate amount of $200,000 or $1 per share. As a result of this transaction, the investor owns 0.97% of the issued and outstanding common stock of the Company. The proceeds were used to fund the working capital.

As of September 30, 2009, the Company had a total of 20,598,304 shares of its common stock issued and outstanding.

NOTE 12 – INCOME TAXES

For the nine months ended September 30, 2009 and 2008, the local (United States) and foreign components of income from continuing operations before income taxes were comprised of the following:

	Nine months ended September 30,
	2009	2008
Tax jurisdictions from:
- Local	$(360,521)	$-
- Foreign	4,548,706	6,896,783
Income before income taxes	$4,188,185	$6,896,783

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, BVI and the PRC that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Florida and is subject to the tax laws of the United States of America.

British Virgin Island

Under the current BVI law, Wide Broad is not subject to tax on its income or profits. For the period ended September 30, 2009, Wide Broad suffered from an operating loss of $1,290,520 while generated an operating income of $23,800 for the period ended September 30, 2008.

The PRC

On March 16, 2007, the National People’s Congress approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”). The new CIT Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested. Starting from January 1, 2008, Dongguan Chditn is entirely subject to the unified income tax rate of 25% on the taxable income under the New CIT Law.

A reconciliation of income tax rate to the effective income tax rate for the period ended September 30, 2009 and 2008 is as follows:

	Nine months ended September 30,
	2009	2008

Income before income taxes	$5,839,226	$6,872,983
Statutory income tax rate	25%	25%
Income tax expense at statutory tax rate	1,459,807	1,718,246

Tax effect of non-taxable income	(9,070)	(3,215)
Income tax expense	$1,450,737	$1,715,031

No provision for deferred tax assets or liabilities has been made, since the Company has no material temporary difference between the tax bases of assets and liabilities and their carrying amounts.

NOTE 13- STOCK BASED COMPENSATION

In September 2009, the Company entered into an Investor Relations Consulting Agreement with an Investor Relations (IR) firm, in which the Company agreed to issue warrants to purchase an aggregate of 400,000 shares of its common stock to the IR firm. These warrants are irrecoverable, non-cancelable and have an exercise price of $1.4 per share, with piggy back registration rights. As of September 30, 2009, none of these warrants were exercised.

The Company adopted ASC 718 using the Black-Scholes Option Pricing Model to measure the fair value of warrants on the grant date, with the following weighted average assumptions:

Expected life (in years)	1
Volatility	60%
Risk free interest rate	3.46%
Dividend yield	0%
Weighted average fair value	0.85

The Company recognized $339,096 as stock based compensation at their fair values for the nine months ended September 30, 2009.
The Company is exposed to the following concentrations of risk:

(a)         Major customers

For the three and nine months ended September 30, 2009 and 2008, there was no customer who accounts for 10% or more of the Company’s revenues.

For the three and nine months ended September 30, 2009 and 2008, 100% of the Company’s revenues were derived from customers located in the PRC.

(b)         Major vendors

For the three and nine months ended September 30, 2009, the vendors who account for 10% or more of the Company’s purchases and its outstanding balance at period-end date, are presented as follows:

		Three months ended September 30, 2009		September 30, 2009
Vendor		Purchases	Percentage of purchases	Accounts payable, trade

Vendor A		$643,624	18%	$-
Vendor B		484,110	13%	-
Vendor C		389,792	11%	163,495

	Total:	$1,517,526	42%	$163,495

		Nine months ended September 30, 2009		September 30, 2009
Vendor		Purchases	Percentage of purchases	Accounts payable, trade

Vendor A		$1,757,003	21%	$-
Vendor B		1,271,310	15%	-
Vendor C		1,069,629	13%	163,495

	Total:	$4,097,942	49%	$163,495

For the three and nine months ended September 30, 2008, the vendors who account for 10% or more of the Company’s purchases and its outstanding balance at period-end date, are presented as follows:

		Three months ended September 30, 2008		September 30, 2008
Vendor		Purchases	Percentage of purchases	Accounts payable, trade

Vendor A		$1,719,138	50%	$-

	Total:	$1,719,138	50%	$-

		Nine months ended September 30, 2008		September 30, 2008
Vendor		Purchases	Percentage of purchases	Accounts payable, trade

Vendor A		$3,646,697	33%	$-
Vendor C		1,331,415	12%	103,994

	Total:	$4,978,112	45%	$103,994

For the three and nine months ended September 30, 2009 and 2008, 100% of the Company’s purchases were derived from vendors located in the PRC.

(c)         Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition, but does not require collateral to support such receivables.

(d)         Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US$, the value of RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(e)         Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from bank borrowings. Borrowings issued at variable rates expose the Company to cash flow interest-rate risk. Borrowings issued at fixed rates expose the Company to fair value interest-rate risk. Company policy is to maintain approximately all of its borrowings in fixed rate instruments. At the period-end, all of borrowings were at fixed rates.

(f)         Economic and political risks

The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy. The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

(a)	Operating lease commitments

The Company’s subsidiary in the PRC is committed under several non-cancelable operating leases of office premises and manufacturing facility with a term of 10 years with fixed monthly rentals, due December 31, 2010 and 2017, respectively. Total rent expenses for the period ended September 30, 2009 and 2008 was $147,670 and $137,366, respectively.

As of September 30, 2009, future minimum rental payments due under non-cancelable operating leases in the next five years and thereafter are as follows:

Year ending September 30:
2010	$193,050
2011	206,213
2012	210,600
2013	210,600
2014	230,345
Thereafter	1,098,191

Total	$2,148,999

(b)	Capital commitment

The Company is committed under a number of agreements with an independent contractors or suppliers in relation to the construction of the new manufacturing facility for business expansion. The construction is expected to be completed in the forth quarter of 2009. Total estimated construction costs are approximately $12,607,321 (equivalent to RMB86,304,676). As of September 30, 2009, the Company paid $10,528,326 to the third party equipment vendors and contractors and was recorded as construction in progress.

NOTE 16 – SUBSEQUENT EVENTS

The Company evaluated subsequent events through November 19, 2009, the date the financial statements were issued, and there were no subsequent events which impacted the Company’s financial position or results of operations as of September 30, 2009 or which required disclosure.

WIDE BROAD GROUP LIMITED

Consolidated Financial Statements
For The Years Ended December 31, 2008 and 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
Wide Broad Group Limited

We have audited the accompanying consolidated balance sheets of Wide Broad Group Limited and its subsidiary (“the Company”) as of December 31, 2008 and 2007 and the related consolidated statements of operations and comprehensive income, cash flows and stockholders’ equity for the years ended December 31, 2008 and 2007. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007 and the results of operations and cash flows for the years then ended and in conformity with accounting principles generally accepted in the United States of America.

/s/ ZYCPA Company Limited

ZYCPA Company Limited
(Formerly Zhong Yi (Hong Kong) C.P.A. Company Limited)
Certified Public Accountants

Hong Kong, China
May 12, 2009

WIDE BROAD GROUP LIMITED
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$268,698	$576,995
Accounts receivable, trade	10,831,004	10,418,021
Inventories	233,579	218,625
Amount due from a related party	41,347	-
Deposits and prepayments	41,490	1,088
Total current assets	11,416,118	11,214,729

Non-current assets:
Plant and equipment, net	2,233,040	1,399,565
Construction in progress	7,838,260	2,425,589
TOTAL ASSETS	$21,487,418	$15,039,883

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$594,617	$1,433,622
Current portion of long-term borrowings	1,472,004	977,564
Amount due to related party	-	1,157,855
Income tax payable	447,638	721,228
Accrued liabilities and other payable	578,671	663,892
Total current liabilities	3,092,930	4,954,161

Long-term liabilities:
Long term borrowings	1,209,636	724,628

Total liabilities	4,302,566	5,678,789

Commitments and contingencies

Stockholders’ equity:
Common stock, $1 par value; 50,000 shares authorized; 100 shares issued and outstanding as of December 31, 2007 and 2008	100	100
Statutory reserve	203,832	92,874
Accumulated other comprehensive income	2,525,096	1,253,603
Retained earnings	14,455,824	8,014,517

Total stockholders’ equity	17,184,852	9,361,094

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$21,487,418	$15,039,883

See accompanying notes to consolidated financial statements.

WIDE BROAD GROUP LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2008	2007

Revenues, net	$25,671,704	$25,470,858

Cost of revenue (inclusive of depreciation)	15,112,332	15,549,996

Gross profit	10,559,372	9,920,862

Operating expenses:
Sales and marketing	976,413	860,760
General and administrative	567,490	609,042
Total operating expenses	1,543,903	1,469,802

Income from operations	9,015,469	8,451,060

Other income / (expense):
Interest income	2,988	5,105
Interest expense	(295,696)	(59,451)
Loss on disposal of plant and equipment	(5,740)	-

Income before income taxes	8,717,021	8,396,714

Income tax expense	(2,164,756)	(2,705,917)

NET INCOME	$6,552,265	$5,690,797

Other comprehensive income:
- Foreign currency translation gain	1,271,493	967,005

COMPREHENSIVE INCOME	$7,823,758	$6,657,802

See accompanying notes to consolidated financial statements.

WIDE BROAD GROUP LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$6,552,265	$5,690,797
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	422,470	386,631
Loss on disposal of plant and equipment	5,740	-
Changes in operating assets and liabilities:
Accounts receivable, trade	281,604	(5,165,155)
Inventories	(280)	125,570
Deposits and prepayments	(38,479)	25,828
Accounts payable, trade	(920,690)	(20,040)
Income tax payable	(128,981)	(81,805)
Accrued liabilities and other payable	(316,987)	(115,060)

Net cash provided by operating activities	5,856,662	846,766

Cash flows from investing activities:
Purchase of plant and equipment	(1,156,306)	(2,070)
Payments on construction in progress	(5,168,481)	(2,329,071)

Net cash used in investing activities	(6,324,787)	(2,331,141)

Cash flows from financing activities:
Capital contributions from stockholders	-	99
Proceeds from long-term borrowings	2,164,546	1,220,921
Payments on long-term borrowings	(1,312,732)	(177,230)
(Repayments to) advance from related parties	(729,344)	721,937

Net cash provided by financing activities	122,470	1,765,727

Effect of exchange rate changes on cash and cash equivalents	37,358	29,944

NET INCREASE IN CASH AND CASH EQUIVALENTS	(308,297)	311,296

BEGINNING OF YEAR	576,995	265,699

END OF YEAR	$268,698	576,995

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$2,481,743	$2,820,978
Cash paid for interest	$295,696	$59,451

NON-CASH TRANSACTION IN INVESTING AND FINANCING ACTIVITIES
Amount due from related parties offset against dividends payable	$-	$7,656,445

See accompanying notes to consolidated financial statements.

WIDE BROAD GROUP LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Common stock		Statutory reserve	Accumulated other comprehensive income	Retained earnings	Total stockholders’ equity
	No. of shares	Amount

Balance as of January 1, 2007	100	$100	$92,874	$286,598	$9,980,165	$10,359,737

Net income for the year	-	-	-	-	5,690,797	5,690,797
Distribution of dividends to offset against amount due from related parties	-	-	-	-	(7,656,445)	(7,656,445)
Foreign currency translation adjustment	-	-	-	967,005	-	967,005
Appropriation to statutory reserve	-	-	-	-	-	-
Balance as of December 31, 2007	100	$100	$92,874	$1,253,603	$8,014,517	$9,361,094

Net income for the year	-	-	-	-	6,552,265	6,552,265
Foreign currency translation adjustment	-	-	-	1,271,493	-	1,271,493
Appropriation to statutory reserve	-	-	110,958	-	(110,958)	-
Balance as of December 31, 2008	100	$100	$203,832	$2,525,096	$14,455,824	$17,184,852

See accompanying notes to consolidated financial statements.

WIDE BROAD GROUP LIMITED
NOTES TO CONSOLIDATED STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

 1.         ORGANIZATION AND BUSINESS BACKGROUND

Wide Broad Group Limited (“Wide Broad”) was incorporated as a BVI Business Company with limited liability in the British Virgin Islands (“BVI”) under the BVI Business Companies Act, 2004 of the BVI on September 28, 2006, for the purpose of holding 100% equity interest in Dongguan Chditn Printing Company Limited (“Dongguan Chditn”).

Pursuant to a nominee agreement dated December 1, 1997 between Mr. Man Kwai Ming (“Mr. Man”) as owner and Mr. Liu Ruisheng (“Mr. Liu”) as nominee, Mr. Liu registered Dongguan Chditn as a limited liability company in Guangdong Province, the People’s Republic of China (the “PRC”) on July 6, 1998 with its registered capital of $1,234,440 (equivalent to RMB10,000,000). Its main operation is primarily engaged in the manufacture and sales of furniture decorative paper and related products in the PRC, with its principal place of business in Wushaliwu Economic Zone, Chang’An Town, Dongguan City, Guangdong Province, the PRC.

Effective August 6, 2007, Dongguan Chditn was approved as a wholly-owned foreign enterprise by the PRC government and became a wholly-owned subsidiary of Wide Broad. Since Wide Board and Dongguan Chditn were wholly and beneficially owned by Mr. Man, the ownership transfer transaction was accounted for as a transfer of entities under common control under the guidance of Statements of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”. Hence, the consolidation of Wide Board and Dongguan Chditn has been accounted for at historical cost and prepared on the basis as if the reorganization had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Wide Broad and Dongguan Chditn are hereinafter collectively referred to as (“the Company”).

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●	Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

●	Use of estimates

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amount of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

●	Basis of consolidation

The financial statements include the financial statements of Wide Broad and its subsidiary.

All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days. Credit is extended based on evaluation of a customer's financial condition. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

As of December 31, 2008 and 2007, the Company does not record any allowance for doubtful accounts.

●	Inventories

Inventories consist of raw papers, painting materials and components used in the manufacture of the Company’s products and the related parts and supplies. Inventories are stated at the lower of cost or net realizable value, with cost being determined on a weighted average basis. Costs include purchased cost of papers and painting inks, direct labor and manufacturing overhead costs. The Company periodically reviews historical sales activity to determine excess, slow moving items and potentially obsolete items and also evaluates the impact of any anticipated changes in future demand. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand.

As of December 31, 2008 and 2007, the Company did not record an allowance for obsolete inventories, nor have there been any write-offs.

●	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value
Plant and machinery	3-10 years	3%
Motor vehicles	3-5 years	3%
Office equipment	3-5 years	3%

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.
●	Construction in progress

Construction in progress is stated at cost and represents the cost of acquiring contracts to build the assembly lines and prepayments paid to equipment vendors during the construction of the new manufacturing facility (until it is substantially complete and ready for its intended use). No provision for depreciation is made on construction in progress until such time as the relevant assets are completed and put into operational use. No capitalized interest was incurred during the period of construction.

●	Valuation of long-lived assets

Long-lived assets primarily include plant and equipment and construction in progress. In accordance with Statement of Financial Accounting Standard ("SFAS") SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company periodically reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives are no longer appropriate. Each impairment test is based on a comparison of the undiscounted cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value based on a undiscounted cash flow analysis. There has been no impairment as of December 31, 2008 or 2007.

●	Revenue recognition

In accordance with the SEC’s Staff Accounting Bulletin No. 104, “Revenue Recognition”, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

The Company derives revenues from the sales of furniture decorative paper and related products. The Company recognizes its revenues net of value-added taxes (“VAT”). The Company is subject to VAT which is levied on the majority of the products at the standard rate of 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

●	Cost of revenue

Cost of revenue primarily includes purchase of raw materials, direct labor and manufacturing cost directly attributable to the manufacture of furniture decorative paper and related products. Shipping and handling costs, associated with the distribution of finished products to customers, are recorded in costs of revenue and are recognized when the related finished product is shipped to the customer.

●	Advertising expenses

The Company expenses advertising costs as incurred in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position 93-7, “Reporting for Advertising Costs”. The Company incurred $14,363 and $13,128 of such advertising costs for the years ended December 31, 2008 and 2007.

WIDE BROAD GROUP LIMITED
NOTES TO CONSOLIDATED STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

●	Comprehensive income

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during the year from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statement of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income taxes

The Company accounts for income tax using SFAS No. 109 “Accounting for Income Taxes”, which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations and comprehensive (loss) income in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

The Company also adopts Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), on January 1, 2007. FIN 48 prescribes a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures. For the years ended December 31, 2008 and 2007, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2008 and 2007, the Company did not have any significant unrecognized uncertain tax positions.

The Company conducts major businesses in the PRC and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the foreign tax authority.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States dollars ("US$"). The Company's subsidiary in the PRC maintain its books and records in its local currency, Renminbi Yuan ("RMB"), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with SFAS No. 52, “Foreign Currency Translation”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from RMB into US$1 has been made at the following exchange rates for the respective year:

	2008	2007
Year-end rate RMB:US$1 exchange rate	6.8542	7.3141
Average rate RMB: US$1 exchange rate	6.9662	7.6172

●	Retirement plan costs

Contributions to retirement schemes (which are defined contribution plans) are charged to general and administrative expenses in the statements of income and comprehensive income as and when the related employee service is provided.

●	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●	Segment reporting

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company operates in one reportable operating segment.

●	Fair value of financial instruments

The Company values its financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

The Company’s financial instruments primarily include cash and cash equivalents, accounts receivable, amount due from (to) related parties, deposits and prepayments, accounts payable, income tax payable, accrued liabilities and other payable.

As of the balance sheet date, the estimated fair values of financial instruments were not materially different from their carrying values as presented due to short maturities of these instruments.

●	Recently accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"). SFAS No. 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts--an interpretation of FASB Statement No. 60" ("SFAS No. 163"). SFAS No. 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement. SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Company is currently evaluating the impact of SFAS No. 163 on its financial statements but does not expect it to have an effect on the Company's financial position, results of operations or cash flows.

Also in May 2008, the FASB issued FSP APB 14-1, "Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1"). FSP APB 14-1 applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years after December 15, 2008, and must be applied on a retrospective basis. Early adoption is not permitted. The Company is assessing the potential impact of this FSP on the convertible debt issuances.

In June 2008, the FASB issued FASB Staff Position ("FSP") EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities" ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the earnings allocation in computing earnings per share under the two-class method as described in SFAS No. 128, Earnings per Share. Under the guidance of FSP EITF 03-6-1, unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings-per-share pursuant to the two-class method. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and all prior-period earnings per share data presented shall be adjusted retrospectively. Early application is not permitted. The Company is assessing the potential impact of this FSP on the earnings per share calculation.

In June 2008, the FASB ratified EITF No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) is Indexed to an Entity's Own Stock" ("EITF 07-5"). EITF 07-5 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. EITF 07-5 is effective for financial

WIDE BROAD GROUP LIMITED
NOTES TO CONSOLIDATED STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

statements issued for fiscal years beginning after December 15, 2008. Early application is not permitted. The Company is assessing the potential impact of this EITF 07-5 on the financial condition and results of operations.

In September 2008, the FASB issued FSP 133-1 and FIN 45-4, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161” (“FSP FAS 133-1” and “FIN 45-4”). FSP FAS 133-1 and FIN 45-4 amends disclosure requirements for sellers of credit derivatives and financial guarantees. It also clarifies the disclosure requirements of SFAS No. 161 and is effective for quarterly periods beginning after November 15, 2008, and fiscal years that include those periods. The adoption of FSP FAS 133-1 and FIN 45-4 did not have a material impact on the Company’s current consolidated financial position, results of operation or cash flows.

In October 2008, the FASB issued Staff Position (“FSP”) No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active” (“FSP FAS 157-3.”) FSP FAS 157-3 clarifies the application of SFAS No. 157 in an inactive market. It illustrated how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The adoption of FSP FAS 157-3 did not have a material impact on the Company’s current consolidated financial position, results of operations or cash flows.

3.         ACCOUNTS RECEIVABLE

The majority of the Company’s sales are on open credit terms and in accordance with terms specified in the contracts governing the relevant transactions. The Company evaluates the need of an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required.

	As of December 31,
	2008	2007

Accounts receivable, cost	$10,831,004	$10,418,021
Less: allowance for doubtful accounts	-	-
Accounts receivable	$10,831,004	$10,418,021

For the years ended December 31, 2008 and 2007, the Company recorded no allowance for doubtful accounts.

As of December 31, 2008, approximately 38% of accounts receivable was subsequently collected up to the first quarter of 2009.

4.         INVENTORIES

Inventories consisted of the following:

	As of December 31,
	2008	2007

Raw materials	$151,771	$124,270
Work-in-process	17,780	32,977
Finished goods	43,804	50,024
Packaging materials and supplies	20,224	11,354
	$233,579	$218,625

For the years ended December 31, 2008 and 2007, the Company recorded no allowance for slow moving and obsolete inventories.

5.         AMOUNT DUE FROM (TO) RELATED PARTIES

As of December 31, 2008, amount due from a related party of $41,347 represented unsecured advances to a director of the Company, which was non-interest bearing and recoverable within the next 12 months.

As of December 30, 2007, amount due to related parties of $1,157,855 represented advances made by the former directors of the Company’s subsidiary, which was unsecured, interest-free with no fixed repayment term.

6.         DEPOSITS AND PREPAYMENTS

Deposits and prepayments consisted of the following:

	As of December 31,
	2008	2007

Rental deposits	$10,359	$-
Prepaid rental expense	29,179	-
Other receivables	1,952	1,088
	$41,490	$1,088

7.         PLANT AND EQUIPMENT

Plant and equipment, net, consisted of the following:

	As of December 31,
	2008	2007

Plant and machinery	$3,143,914	$3,413,339
Motor vehicles	11,334	11,334
Office equipment	71,132	71,132
Foreign translation adjustment	487,000	240,546
	3,713,380	3,736,351
Less: accumulated depreciation	(1,198,695)	(2,196,216)
Less: foreign translation adjustment	(281,645)	(140,570)
Plant and equipment, net	$2,233,040	$1,399,565

Depreciation expense for the years ended December 31, 2008 and 2007 were $422,470 and $386,631, which included $409,896 and $374,751 in cost of revenue, respectively.

As of December 31, 2008 and 2007, certain plant and equipment with the aggregate net book value of $1,494,481 were pledged as securities in connection with outstanding loan facilities (see Note 10).

Approximately $608,048 (equivalent to RMB4,167,685) and $335,500 (equivalent to RMB2,439,254) of plant and machinery became fully depreciated as of December 31, 2008 and 2007, respectively.

8.         CONSTRUCTION IN PROGRESS

During 2007, the Company anticipated the construction of a new manufacturing facility to expand its production capacity. The construction is scheduled to be fully completed in the second quarter of 2009. Total estimated costs to be incurred for construction of a new manufacturing facility are approximately $10,465,846 (equivalent to RMB71,735,000). As of December 31, 2008, the Company incurred and capitalized $7,838,260 in “Construction in progress”.

9.         ACCRUED LIABILITIES AND OTHER PAYABLE

Accrued liabilities and other payable consisted of the following:

	As of December 31,
	2008	2007

VAT payable	$165,503	$230,832
Accrued payroll and benefit costs	310,636	291,269
Accrued expenses	100,872	137,799
Other payables	1,660	3,992
	$578,671	$663,892

10.         LONG-TERM BORROWINGS

Long-term borrowings were as follows:

		As of December 31,
		2008	2007
Bank loans, payable to financial institutions in the PRC:

Equivalent to RMB5,000,000 with interest rate at 8.028% per annum payable monthly, repayable by August 7, 2008, guaranteed by a third party, Dongguan City Century Star Credited Hypothecate Co., Ltd		$-	$683,611
Equivalent to RMB4,300,000 with interest rate at 7.8435% per annum payable monthly, repayable by September 20, 2010	(a)	627,353	587,906
Equivalent to RMB3,150,000 with interest rate at 6.615% per annum payable monthly, repayable by August 20, 2009	(a)	459,572	430,675
Equivalent to RMB6,854,107 with interest rate at 9.828% per annum, with monthly principal and interest payments of $44,376, repayable by January 16, 2011	(b)	999,986	-
Equivalent to RMB4,076,387 with interest rate at 9.828% per annum, with monthly principal and interest payments of $26,391, repayable by January 17, 2011	(b)	594,729	-

Total borrowings		2,681,640	1,702,192

Less: current portion		(1,472,004)	(977,564)

Long-term borrowings, net of current portion		$1,209,636	$724,628

The minimum future payments of the aggregate bank borrowings are as follows:

WIDE BROAD GROUP LIMITED
NOTES TO CONSOLIDATED STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

Years ending December 31:
2009	$1,472,004
2010	1,133,507
2011	76,129

Total borrowings	$2,681,640

(a)         These banking facilities were guaranteed by the shareholders of the Company and secured by the properties held by the shareholders of the Company.

(b)         During 2007, the Company’s wholly-owned subsidiary, Dongguan Chditn obtained loan facilities from DBS Bank (China) Limited, Shenzhen Branch with the available aggregate balance of $2,720,959 (equivalent to RMB18,650,000) for the acquisition of plant and machineries purposes, carrying an interest rate of 9.828% per annum. These facilities allowed the Company to convert the borrowing to a term loan upon its drawdown. In January 2008, the Company borrowed an aggregate balance approximately $2,198,652 (equivalent to RMB15,070,000) and exercised the conversion to the term loan with the monthly principal and interest payments of $70,767 in a term of 3 years, due January 2011. These borrowings were secured by certain plant and machinery with an aggregate net book value of $1,494,481 as of December 31, 2008. The unused balance under these facilities was no longer available upon the exercise of the conversion to a term loan.

11.         STOCKHOLDERS’ EQUITY

At the date of inception on September 28, 2006, Wide Broad’s authorized capital was 50,000 shares of common stock, par value $1 with 1 share issued and outstanding.

During 2007, Wide Broad issued further 99 shares of common stock at par value to the existing shareholders.

For the year ended December 31, 2007, Wide Broad approved the dividends totaling $7,656,445 (equivalent to RMB56,000,000) to offset against the amount due from related parties.

As of December 31, 2008 and 2007, the number of authorized shares and outstanding shares of the Company’s common stock was 50,000 shares and 100 shares, respectively.

12.         INCOME TAXES

For the years ended December 31, 2008 and 2007, the local (BVI) and foreign components of income from operations before income taxes were comprised of the following:

	Years ended December 31,
	2008	2007

Local	$36,453	$(65,627)
Foreign	8,680,568	8,462,341
Income before income taxes	$8,717,021	$8,396,714

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: BVI and the PRC that are subject to tax in the jurisdictions in which they operate, as follows:

British Virgin Island

Under the current BVI law, Wide Broad is not subject to tax on its income or profits.

The PRC

The Company generated substantially its net income from its operating subsidiary, Dongguan Chditn in the PRC. Dongguan Chditn was subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China, at a statutory rate of 33%, which is comprised of a 30% national income tax and 3% local income tax, before August 6, 2007.

On March 16, 2007, the National People’s Congress approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”). The new CIT Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises with effect from January 1, 2008.

On August 6, 2007, Dongguan Chditn was approved as a foreign investment enterprise located in Dongguan City and was entitled to a preferential rate of 27% on its corporate income tax. For the year ended December 31, 2007, Dongguan Chditn was partially subject to statutory rate of 33% and enjoyed a preferential rate of 27% effective from September 2007.

Starting from January 1, 2008, Dongguan Chditn is entirely subject to the unified income tax rate of 25% on the taxable income and its income tax rate has been reduced from 27% to 25% under the New CIT Law.

A reconciliation of income tax rate to the effective income tax rate for the years ended December 31, 2008 and 2007 is as follows:

	Years ended December 31,
	2008	2007

Income before income taxes	$8,680,568	$8,462,341
Statutory income tax rate	25%	33%
Income tax expense at statutory tax rate	2,170,142	2,792,573

Tax effect of non-taxable income	(5,386)	-
Tax effect of non-deductible expenses	-	67,240
Tax effect of change in tax rate	-	(153,896)
Income tax expense	$2,164,756	$2,705,917

No provision for deferred tax assets or liabilities has been made, since the Company had no material temporary differences between the tax bases of assets and liabilities and their carrying amounts.

13.         CHINA CONTRIBUTION PLAN

Under the PRC Law, full-time employees of its subsidiaries in the PRC are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a China government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees’ salaries. The total contributions made for such employee benefits were $15,164 and $1,462 for the years ended December 31, 2008 and 2007, respectively.

14.         STATUTORY RESERVE

Under the PRC Law, the Company’s subsidiary in the PRC, Dongguan Chditn is required to make appropriation to the statutory reserve based on after-tax net earnings and determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory reserve should be at least 10% of the after-tax net income until the reserve is equal to 50% of the registered capital. The statutory reserve is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

For the year ended December 31, 2007, Dongguan Chditn no longer made further appropriation to statutory reserve since its balance was equal to 50% of its registered capital.

For the year ended December 31, 2008, Dongguan Chditn increased its registered capital to $1,548,960 (equivalent to RMB10,000,000) and contributed $110,958 to statutory reserve accordingly.

WIDE BROAD GROUP LIMITED
NOTES TO CONSOLIDATED STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

15.         CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)         Major customers

There was no customer who account for 10% or more of revenues for the years ended December 31, 2008 and 2007.

For the years ended December 31, 2008 and 2007, 100% of the Company’s revenues were derived from customers located in the PRC.

(b)         Major vendors

For the years ended December 31, 2008, one vendor represented more than 10% of the Company’s purchases. This vendor accounts for 17% of purchases amounting to $4,265,283, with $0 of accounts payable as of December 31, 2008.

There was no vendor who account for 10% or more of purchases for the year ended December 31, 2007.

For the years ended December 31, 2008 and 2007, 100% of the Company’s purchases were derived from vendors located in the PRC.

(c)         Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition, but does not require collateral to support such receivables.

(d)         Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US$, the value of RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(e)         Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from bank borrowings. Borrowings issued at variable rates expose the Company to cash flow interest-rate risk. Borrowings issued at fixed rates expose the Company to fair value interest-rate risk. Company policy is to maintain approximately all of its borrowings in fixed rate instruments. At the year-end, all of borrowings were at fixed rates.

(f)         Economic and political risks

The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

16.         COMMITMENTS AND CONTINGENCIES

(a)	Operating lease commitments

The Company’s subsidiary in the PRC was committed under several non-cancelable operating leases of office premises and manufacturing facility with a term of 10 years with fixed monthly rentals, due December 31, 2010 and 2017, respectively. Total rent expenses for the years ended December 31, 2008 and 2007 was $190,779 and $95,094, respectively

Future minimum rental payments due under non-cancelable operating leases are as follows:

Years ending December 31:
2009	$192,583
2010	192,583
2011	105,045
2012	105,045
2013	105,045
Thereafter	420,180

Total	$1,120,481

(b)	Capital commitment

Since 2007, the Company entered into a number of agreements with an independent third party in relation to the construction of the new manufacturing facility for business expansion. The construction is expected to be completed in the second half year of 2009. Total estimated construction costs are approximately $10,465,846 (equivalent to RMB 71,735,000). As of December 31, 2008, the Company paid $7,838,260 to the third party equipment vendors and contractors and was recorded as construction in progress.

PROSPECTUS

Décor Products International, Inc.

5,285,000 Shares of Common Stock

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made, such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there have been no changes in the affairs of the company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

Until [                      ], 2009, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. The Company will pay all expenses in connection with this offering.

Commission Registration Fee	$294.90
Printing and Engraving Expenses	$200.00
Accounting Fees and Expenses	$95,000
Legal Fees and Expenses	$25,000
Miscellaneous	$5,350.00
TOTAL	$128,844.90

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Pursuant to Section 607.0850 of the General Corporation Law of the State of Florida, the Company will indemnify to the fullest extent permitted by, and in the manner permissible under law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was director, officer, employee or agent of the corporation, or is or was serving at our request as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement. It also covers costs. The Company may pay advancements towards these expenses.. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Company does not specifically provide indemnification of its officers, directors, employees and other agents within the By Laws and Articles of Incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Issuances of Unregistered Securities

During the past three years the registrant has issued the following securities without registration under the Securities Act of 1933, as amended:

Shares Issued for Services in 2007

We issued 8,000,000 (2,000,000 post split) common shares to Maurice Katz, President and CEO, for his services to our Company. The shares were issued at par value. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

We issued 150,000 (37,500 post split) common shares to Robin Beugeltas, co-founder, for his services to the Company. The shares were issued at par value. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

We issued 50,000 (12,500 post split) common shares to Guardian Registrar & Transfer, Inc. for its services to the Company as a registrar and transfer agent.  The shares were issued at $.20 per share and used to pay for part of the service fee owed to Guardian in their capacity as your transfer agent. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

We issued 50,000 (12,500 post split) common shares to Weiheng Cai for his services as a member of the Company’s Board of Directors. The shares were issued at par value. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

We issued 500,000 (125,000 post split) common shares to Greentree Financial Group, Inc. for its consulting services to the Company that consist of assisting in the preparation of Form 10, compliance with state Blue Sky regulations, selection of an independent transfer agent and Edgar services. The shares were issued at $.20 per share.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.  A copy of the consulting agreement between Greentree Financial Group, Inc. and ourselves is attached hereto as Exhibit 10.30.

2007 Common Stock Offering

We issued 42,500 (10,625 post split) shares of the Company’s common stock shares to seven accredited US investors for $.20 ($0.80 post split) per share and an aggregate cost of $8,500.  The offering was not underwritten since it was made privately to a small group of investors in the local community.  These sales of restricted securities were made in reliance upon Regulation D of the Securities Act of 1933.  These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the SEC or any agency reviewed or passed upon the accuracy or adequacy of the offering memorandum.  Any representation to the contrary is a criminal offense.  Accordingly, investors relied upon their own examination of the offering and our Company in making an investment decision.  This offering was made in reliance on an exemption from registration with the SEC provided by section 3(b) of the Securities Act of 1933, as amended, and Rule 504 of Regulation D promulgated there under by the SEC.

We issued 100,000 (25,000 post split) of the Company’s unregistered common stock shares to 30 offshore investors, for $.20 ($0.80 post split) per share and an aggregate cost of $20,000.  The offering was not underwritten since it was made to only a small group of investors in China.  We found these individuals through our Director Weiheng Cai who approached individuals in his local community in south China for investment in our Company.  These sales of restricted securities were made in reliance upon an exemption from registration provided by Regulation S of the Securities Act of 1933.  These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the SEC or any agency reviewed or passed upon the accuracy or adequacy of the offering memorandum.  Any representation to the contrary is a criminal offense.  Accordingly, investors relied upon their own examination of the offering and our Company in making an investment decision.  This offering was made in reliance on an exemption from registration with the SEC provided by Rule 903 of Regulation S promulgated under the Securities Act of 1933 by the SEC.

2009 Shares Issued

Pursuant to the POE and as of closing of the POE, MUBM owns 100% of the issued and outstanding shares of Wide Broad. As of the Closing date, MUBM issued to Wide Broad 20,000,000 new investment shares of Common Stock of MUBM and simultaneously retired to treasury, 7,450,000 shares of common stock held in the name of Maurice Katz (our President), in exchange for 100% of the capital stock of Wide Broad. MUBM and Wide Broad has been reorganized, such that MUBM has acquired 100% the capital stock of Wide Broad, and Wide Broad is a wholly-owned subsidiary of MUBM. CHDITN is currently a wholly-owned subsidiary of Wide Broad and after the post share exchange, CHDITN is a wholly-owned indirect subsidiary of MUBM operating under the name “Dongguan CHDITN Printing Co., Ltd.” a corporation organized and existing under the laws of the People’s Republic of China.

In connection with POE we issued 18,000,000 shares to Mr. Man Kwai Ming. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In connection with the POE we issued 2,000,000 shares to Smart Approach Investments, Ltd., a limited liability company organized under the laws of the British Virgin Islands. Mr. Ng Siu Kei is the sole director and shareholder of Smart Approach Investments, Ltd. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

On November 10, 2009, the Company’s Board of Directors issued Two Million Three Hundred Forty Thousand (2,340,000) Warrants to purchase Two Million Three Hundred Forty Thousand (2,340,000) shares of the Company’s Common Stock at one dollar per share for a period of five years.  The Warrants were issued to Zhuang, Jinghua and Shi Quan Ling as incentive to lend money to CHDITN Printing Co. Ltd., the Registrants wholly owned subsidiary in China.  The Warrants were issued, pursuant to the Securities Act of 1933, as amended, and applicable state law. Specifically, we relied on section 4(2) of the Securities Act of 1933.  We issued these shares based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

On December 4, 2009, the Company’s Board of Directors issued Four Hundred Five Thousand (405,000) Warrants to purchase Four Hundred Five Thousand (405,000) shares of the Company’s Common Stock at one dollar per share for a period of five years.  The Warrants were issued to Greentree Financial Group Inc., Precursor Management Inc., Linear Capital Partners LLC and Maurice Katz as incentive to lend money to CHDITN Printing Co. Ltd., the Registrants wholly owned subsidiary in China.  The Warrants were issued, pursuant to the Securities Act of 1933, as amended, and applicable state law. Specifically, we relied on section 4(2) of the Securities Act of 1933.  We issued these shares based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there were only four offerees, (3) the offerees have agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

Also, in August 2009, we entered into an Offshore Stock Purchase Agreement (the “Stock Purchase Agreement”) with a private investor, Mr. Zhang, Zijian (“Mr. Zhang”), pursuant to which Mr. Zhang purchased 200,000 shares of restricted common stock for an aggregate amount of $200,000, or $1.00 per share. As a result, Mr. Zhang owns 0.97% of the issued and outstanding shares of our common stock. The proceeds from the Stock Purchase Agreement were used to fund our working capital.  These shares were sold pursuant to Regulation S.

In September of 2009, we entered into an Investor Relations Consulting Agreement (the “Consulting Agreement”) with an Investor Relations firm, pursuant to which we granted 400,000 warrants priced at $1.40 per share, for the services rendered in connection with management consulting, business advisory, shareholder information and public relations. The warrants are irrecoverable, non-cancelable with piggy back registration rights and were exempt from registration pursuant to Regulation D.

In July 2009, we issued 5,000 (1,250 post split) common shares to Salvatore Trapani at $0.20 ($0.80 post split) per share for an aggregate price of $1,000.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In July 2009, we issued 25,000 (6,250 post split) common shares to Meika Johnson at $0.20 ($0.80 post split) per share for an aggregate price of $5,000.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In July 2009, we issued 75,000 (18,750 post split) common shares to Danzig Ltd. at $0.20 ($.80 post split) per share for an aggregate price of $15,000.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

Exhibits

3.1           Articles of Incorporation of Murals by Maurice, Inc.
3.2           Amendment to Articles of Incorporation of Murals by Maurice, Inc.
3.3           Bylaws of Murals by Maurice, Inc.
5.1           Opinion re Legality
10.1         Plan of Exchange between Murals by Maurice, Inc. and Wide Broad Group Ltd.
10.2         Warrant with Zhuang, Jinghua
10.3         Warrant with Shi Quan Ling
10.4         CHDITN Trademark
10.5         Lease Agreement for Dongguan CHDITN Printing Co., Ltd.
10.6         CHDITN Employment Agreement with Liu Rui Sheng
10.7         Wide Broad Employment Agreement with Liu Rui Sheng
10.8         Wide Broad Employment Agreement with Lau T.C.
10.9         Wide Broad Employment Agreement with Li Chak Ming
10.10       Wide Broad Employment Agreement with Law Wai Fai
10.11       CHDITN Employment Agreement with Baotang Zhao
10.12       CHDITN Employment Agreement with Wen Qifeng
10.13       Guaranty by Décor for Precursor $40,000 Promissory Note
10.14       Guaranty by Décor for Precursor $40,000 Promissory Note
10.15       Guaranty by Décor for Precursor $60,000 Promissory Note
10.16       Stock Pledge Agreement between Décor, and Precursor
10.17       Garanty by Décor for Precursor $565,000 Promissory Note
10.18       Promissory Note between CHDITN and Precursor for $565,000
10.19       Subsidiary Loan Agreement between Dongguan CHDITN Printing Co., Ltd and Zhuang, Jinghua
10.20       Subsidiary Loan Agreement between Dongguan CHDITN Printing Co., Ltd and Shi Quan Ling
10.21	Pledge Agreement between Décor Products International, Inc. and Zhuang, Jinghua, Shi Quan Ling, and Greentree Financial Group, Inc.
10.22       Guaranty in favor of Zhuang, Jinghua and Shi Quan Ling
10.23       Promissory Note of Décor Products International, Inc. to Dongguan CHDITN Printing Co., Ltd
10.24       Escrow Agreement between Décor Products International, Inc. and Zhuang, Jinghua, Shi Quan Ling, and Greentree Financial Group, Inc.
10.25       Security Agreement between Dongguan CHDITN Printing Co., Ltd and Shi Quan Ling
10.26       Security Agreement between Dongguan CHDITN Printing Co., Ltd and Zhuang, Jinghua
10.27       Consulting Agreement with Greentree Financial Group, Inc.
10.28	Convertible Promissory Note between Dongguan CHDITN Printing Co., Ltd and Greentree Financial Group Inc.
10.29	Convertible Promissory Note between Dongguan CHDITN Printing Co., Ltd and Precursor Management Inc.
10.30	Convertible Promissory Note between Dongguan CHDITN Printing Co., Ltd and Linear Capital Partners LLC
10.31       Convertible Promissory Note between Dongguan CHDITN Printing Co., Ltd and Maurice Katz
10.32       Warrant with Greentree Financial Group Inc.
10.33       Warrant with Precursor Management Inc.
10.34       Warrant with Linear Capital Partners LLC
10.35       Warrant with Maurice Katz
14.1         Code of Ethics
23.1         Consent of Registered Certified Public Accountants
23.2.2      Consent of Legal Counsel (included in Exhibit 5.1 hereto)

UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (230.430B of this chapter):

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Guangdong, country of the Peoples’ Republic of China, on February 8, 2010.

Décor Products International, Inc.

Date: February 8, 2010	By: /s/ Liu Rui Sheng Liu Rui Sheng Chief Executive Officer, President, Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:       February 8, 2010

By:           /s/ Law Wai Fai
                 Law Wai Fai
                 Chief Financial Officer

Date:        February 8, 2010

By:           /s/ Liu Rui Sheng
  Liu Rui Sheng
  Chief Executive Officer, President, Chairman

Index to Exhibits

3.1           Articles of Incorporation of Murals by Maurice, Inc.
3.2           Amendment to Articles of Incorporation of Murals by Maurice, Inc.
3.3           Bylaws of Murals by Maurice, Inc.
5.1           Opinion re Legality
10.1         Plan of Exchange between Murals by Maurice, Inc. and Wide Broad Group Ltd.
10.2         Warrant with Zhuang, Jinghua
10.3         Warrant with Shi Quan Ling
10.4         CHDITN Trademark
10.5         Lease Agreement for Dongguan CHDITN Printing Co., Ltd.
10.6         CHDITN Employment Agreement with Liu Rui Sheng
10.7         Wide Broad Employment Agreement with Liu Rui Sheng
10.8         Wide Broad Employment Agreement with Lau T.C.
10.9         Wide Broad Employment Agreement with Li Chak Ming
10.10       Wide Broad Employment Agreement with Law Wai Fai
10.11       CHDITN Employment Agreement with Baotang Zhao
10.12       CHDITN Employment Agreement with Wen Qifeng
10.13       Guaranty by Décor for Precursor $40,000 Promissory Note
10.14       Guaranty by Décor for Precursor $40,000 Promissory Note
10.15       Guaranty by Décor for Precursor $60,000 Promissory Note
10.16       Stock Pledge Agreement between Décor, and Precursor
10.17       Guaranty by Décor for Precursor $565,000 Promissory Note
10.18       Promissory Note between CHDITN and Precursor for $565,000
10.19       Subsidiary Loan Agreement between Dongguan CHDITN Printing Co., Ltd and Zhuang, Jinghua
10.20       Subsidiary Loan Agreement between Dongguan CHDITN Printing Co., Ltd and Shi Quan Ling
10.21	Pledge Agreement between Décor Products International, Inc. and Zhuang, Jinghua, Shi Quan Ling, and Greentree Financial Group, Inc.
10.22       Guaranty in favor of Zhuang, Jinghua and Shi Quan Ling
10.23       Promissory Note of Décor Products International, Inc. to Dongguan CHDITN Printing Co., Ltd
10.24       Escrow Agreement between Décor Products International, Inc. and Zhuang, Jinghua, Shi Quan Ling, and Greentree Financial Group, Inc.
10.25       Security Agreement between Dongguan CHDITN Printing Co., Ltd and Shi Quan Ling
10.26       Security Agreement between Dongguan CHDITN Printing Co., Ltd and Zhuang, Jinghua
10.27       Consulting Agreement with Greentree Financial Group, Inc.
10.28	Convertible Promissory Note between Dongguan CHDITN Printing Co., Ltd and Greentree Financial Group Inc.
10.29	Convertible Promissory Note between Dongguan CHDITN Printing Co., Ltd and Precursor Management Inc.
10.30	Convertible Promissory Note between Dongguan CHDITN Printing Co., Ltd and Linear Capital Partners LLC
10.31       Convertible Promissory Note between Dongguan CHDITN Printing Co., Ltd and Maurice Katz
10.32       Warrant with Greentree Financial Group Inc.
10.33       Warrant with Precursor Management Inc.
10.34       Warrant with Linear Capital Partners LLC
10.35       Warrant with Maurice Katz
14.1         Code of Ethics
23.1         Consent of Registered Certified Public Accountants
23.2.2      Consent of Legal Counsel (included in Exhibit 5.1 hereto)